                                                               EXHIBIT 99.17(D)
                             [LOGO] Morgan Stanley

  Institutional Class Prospectus

  January 31, 2002

Morgan Stanley Institutional Fund Trust



           Equity Portfolios
           Equity Portfolio
           Mid Cap Growth Portfolio
           Mid Cap Growth II Portfolio
           Mid Cap Value Portfolio
           Small Cap Growth Portfolio
           Small Cap Value Portfolio
           Strategic Small Value Portfolio
           Value Portfolio

           Fixed Income Portfolios
           Cash Reserves Portfolio
           Core Plus Fixed Income Portfolio
           Investment Grade Fixed Income Portfolio
           Global Fixed Income Portfolio
           High Yield Portfolio
           Intermediate Duration Portfolio
           International Fixed Income Portfolio
           Limited Duration Portfolio
           Municipal Portfolio
           Special Purpose Fixed Income Portfolio
           Targeted Duration Portfolio
           U.S. Core Fixed Income Portfolio

           Balanced Portfolios
           Balanced Portfolio
           Multi-Asset-Class Portfolio


Shareholder Services:
1-800-548-7786
--------------------------------------------------------------------------------

Prices and Investment Results:
www.morganstanley.com/im
--------------------------------------------------------------------------------

Investment Adviser: Morgan Stanley Investments LP
--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund Trust (the "Fund") is a no-load mutual fund consisting of 29 different investment portfolios, 22 of which are described in this prospectus. Morgan Stanley Investments LP (the "Adviser"), an investment advisory affiliate of Morgan Stanley Investment Management Inc., is the Fund's investment adviser. This prospectus offers Institutional Class Shares of the portfolios (each a "Portfolio" and collectively the "Portfolios") described herein.
--------------------------------------------------------------------------------

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

  Institutional Class Prospectus

  January 31, 2002

Table of Contents

                                                                    Page

        Equity Portfolios
        ----------------------------------------------------------------
        Equity                                                         1
        ----------------------------------------------------------------
        Mid Cap Growth                                                 2
        ----------------------------------------------------------------
        Mid Cap Growth II                                              4
        ----------------------------------------------------------------
        Mid Cap Value                                                  6
        ----------------------------------------------------------------
        Small Cap Growth                                               7
        ----------------------------------------------------------------
        Small Cap Value                                                9
        ----------------------------------------------------------------
        Strategic Small Value                                         10
        ----------------------------------------------------------------
        Value                                                         11
        ----------------------------------------------------------------

        Fixed Income Portfolios
        ----------------------------------------------------------------
        Cash Reserves                                                 12
        ----------------------------------------------------------------
        Core Plus Fixed Income                                        13
        ----------------------------------------------------------------
        Investment Grade Fixed Income                                 15
        ----------------------------------------------------------------
        Global Fixed Income                                           17
        ----------------------------------------------------------------
        High Yield                                                    19
        ----------------------------------------------------------------
        Intermediate Duration                                         21
        ----------------------------------------------------------------
        International Fixed Income                                    23
        ----------------------------------------------------------------
        Limited Duration                                              25
        ----------------------------------------------------------------
        Municipal                                                     27
        ----------------------------------------------------------------
        Special Purpose Fixed Income                                  29
        ----------------------------------------------------------------
        Targeted Duration                                             31
        ----------------------------------------------------------------
        U.S. Core Fixed Income                                        32
        ----------------------------------------------------------------

        Balanced Portfolios
        ----------------------------------------------------------------
        Balanced                                                      34
        ----------------------------------------------------------------
        Multi-Asset-Class                                             36
        ----------------------------------------------------------------

        Fees and Expenses of the Portfolios                           38
        ----------------------------------------------------------------
        Investment Strategies and Related Risks                       40
        ----------------------------------------------------------------
        Purchasing Shares                                             44
        ----------------------------------------------------------------
        Redeeming Shares                                              45
        ----------------------------------------------------------------
        General Shareholder Information                               46
        ----------------------------------------------------------------
        Fund Management                                               48
        ----------------------------------------------------------------
        Financial Highlights                                          52
        ----------------------------------------------------------------

  Institutional Class Prospectus

  January 31, 2002

Equity Portfolio


Objective
The Equity Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in common stocks of large U.S. companies with market capitalizations generally greater than $5 billion. The Portfolio may invest, to a limited extent, in stocks of small companies and foreign equity securities.

Process
The Adviser assigns each member of the portfolio management team to specific "value" or "growth" sectors. The Portfolio's overall sector allocation is driven by bottom-up stock selection. The Adviser seeks to diversify the Portfolio's investments across market sectors, and to obtain the best values within each sector. In determining whether securities should be sold, the Adviser considers factors such as deteriorating fundamentals and relative valuation.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value, yield and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in smaller companies may involve greater risk than investments in larger, more established companies. The securities issued by smaller companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, smaller companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.




                                    [CHART]

Equity Portfolio
Commenced operations on November 14, 1984

  1992   1993   1994   1995    1996    1997    1998    1999    2000     2001
  ----   ----   ----   -----   -----   -----   -----   -----   -----   ------
  7.78   6.66   0.50   33.02   20.59   25.84   19.67   28.80   -9.29   -17.03

High Quarter    12/31/98        21.34%

Low Quarter     9/30/01        -15.29%

Average Annual Total Return (as of 12/31/01)

                                                             Equity S&P 500
                                                          Portfolio   Index
---------------------------------------------------------------------------
One Year                                                     -17.03  -11.88
Five Year                                                      7.86   10.70
Ten Year                                                      10.46   12.93
Since Inception 11/14/84                                      13.83   14.98

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The S&P 500 Index is comprised of the stocks of 500 large-cap U.S. companies with market capitalizations of $1 billion or more. These 500 companies represent approximately 100 industries chosen mainly for market size, liquidity and industry group representation.

Mid Cap Growth Portfolio


Objective
The Mid Cap Growth Portfolio seeks long-term capital growth.

Approach
The Adviser seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of U.S. mid cap companies and, to a limited extent, foreign companies. The Adviser selects issues from a universe comprised of mid cap companies, most with market capitalizations of generally less than $35 billion.

Process
The Adviser invests in companies that it believes exhibit some or all of the following characteristics: (i) superior growth prospects, (ii) accelerating returns on invested capital, (iii) sustainable competitive advantages, and (iv) experienced and incentivized management teams. The process for investing is research intensive and the Adviser focuses primarily on bottom-up fundamental analysis, rather than employing a top-down approach. The majority of the research is generated internally by portfolio managers and their analysts. The Adviser closely tracks companies' earnings quality through detailed financial modeling to ensure that reported results accurately reflect the underlying economics and trends in the business. In addition, the Adviser utilizes an extensive network of industry contacts and access to management teams to monitor changes in the competitive position of the companies in the Portfolio. The Adviser generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of mid cap companies. A company is considered to be a mid cap company if it has a total market capitalization at the time of purchase of $35 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of mid cap companies.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in mid cap companies may involve greater risk than investments in larger, more established companies. The securities issued by mid cap companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, mid cap companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies.



                                    [CHART]

Mid Cap Growth Portfolio
Commenced operations on March 30, 1990

    1992   1993   1994  1995   1996   1997   1998   1999   2000    2001
    ----   ----   ----  -----  -----  -----  -----  -----  -----  ------
    2.91  18.23  -5.39  36.25  18.79  33.13  37.36  68.18  -7.34  -29.61


High Quarter    12/31/99        39.27%

Low Quarter     9/30/01        -27.63%


Average Annual Total Return (as of 12/31/01)

                                                            Mid Cap
                                                             Growth S&P MidCap
                                                          Portfolio  400 Index
------------------------------------------------------------------------------
One Year                                                     -29.61      -0.58
Five Year                                                     14.94      16.12
Ten Year                                                      14.09      15.02
Since Inception 3/30/90                                       17.31      16.39

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5, and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks that are chosen for market size, liquidity, and industry group representation.

  Institutional Class Prospectus

  January 31, 2002

Mid Cap Growth Portfolio (Cont'd)



Purchases of shares issued in IPOs expose the Portfolio to the risks associated with companies that have little operating history as public companies, as well as to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile, and share prices of newly-public companies in the technology sector have fluctuated in significant amounts over short periods of time. From time to time, market conditions have allowed the Portfolio to profit from the purchase and sale of shares issued as part of, or a short period after, companies' IPOs. However, the Adviser cannot guarantee continued access to IPOs.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Mid Cap Growth II Portfolio


Objective
The Mid Cap Growth II Portfolio seeks long-term capital growth.

Approach
The Adviser seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of U.S. mid cap companies and, to a limited extent, foreign companies. The Adviser selects issues from a universe comprised of mid cap companies, most with market capitalizations of generally less than $35 billion.

Process
The Adviser invests in companies that it believes exhibit some or all of the following characteristics: (i) superior growth prospects, (ii) accelerating returns on invested capital, (iii) sustainable competitive advantages, and (iv) experienced and incentivized management teams. The process for investing is research intensive and the Adviser focuses primarily on bottom-up fundamental analysis, rather than employing a top-down approach. The majority of the research is generated internally by portfolio managers and their analysts. The Adviser closely tracks companies' earnings quality through detailed financial modeling to ensure that reported results accurately reflect the underlying economics and trends in the business. In addition, the Adviser utilizes an extensive network of industry contacts and access to management teams to monitor changes in the competitive position of the companies in the Portfolio. The Adviser generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of mid cap companies. A company is considered to be a mid cap company if it has a total market capitalization at the time of purchase of $35 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of mid cap companies

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in mid cap companies may involve greater risk than investments in larger, more established companies. The securities issued by mid cap companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, mid cap companies may have more limited markets, financial resources and product lines, and


                                    [CHART]

Mid Cap Growth II Portfolio
Commenced operations on December 28, 2000

2001
-----
-39.44


High Quarter    12/31/01   21.24%
Low Quarter     03/31/01  -32.75%








Average Annual Total Return (as of 12/31/01)

                                                         Mid Cap      Russell
                                                       Growth II      Mid Cap
                                                       Portfolio Growth Index
-----------------------------------------------------------------------------
One Year                                                  -39.44       -20.15
Since Inception 12/28/00                                  -40.94       -22.04

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 year period and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Russell Mid Cap Growth Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represent approximately 25% of the total market capitalization of the Russell 1000 Index.

  Institutional Class Prospectus

  January 31, 2002

Mid Cap Growth II Portfolio (Cont'd)


may lack the depth of management of larger companies.

Purchases of shares issued in IPOs expose the Portfolio to the risks associated with companies that have little operating history as public companies, as well as to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile, and share prices of newly-public companies in the technology sector have fluctuated in significant amounts over short periods of time. From time to time, market conditions have allowed the Portfolio to profit from the purchase and sale of shares issued as part of, or a short period after, companies' IPOs. However, the Adviser cannot guarantee continued access to IPOs.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Mid Cap Value Portfolio


Objective
The Mid Cap Value Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in common stocks of companies with capitalizations generally in the range of companies included in the S&P MidCap 400 Index. The Portfolio may purchase stocks that typically do not pay dividends.

Process
The Adviser analyzes securities to identify stocks that are believed to be undervalued, and measures the relative attractiveness of the Portfolio's current holdings against potential purchases. Sector weightings normally are kept within 5% of those of the S&P MidCap 400 Index. For example, if the energy sector represents 10% of the S&P MidCap 400 Index, then, as a general matter, the energy sector would represent between 5-15% of total Portfolio assets.
There are more than a dozen sectors represented in the S&P MidCap 400 Index including technology, heavy industry/transportation, health care, energy and basic resources. In determining whether securities should be sold, the Adviser considers factors such as high valuations relative to other investment opportunities, and deteriorating short or long-term earnings growth projections.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of mid cap companies. A company is considered to be a mid cap company if it has a total market capitalization at the time of purchase of $35 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of mid cap companies.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in mid cap companies may involve greater risk than investments in larger, more established companies. The securities issued by mid cap companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, mid cap companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies. The Adviser's perception that a stock is under- or over-valued may not be accurate or may not be realized. At times, the Portfolio's guideline for sector weightings may result in significant exposure to one or more market sectors.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.



                                    [CHART]

Mid Cap Value Portfolio
Commenced operations on December 30, 1994

          1995    1996    1997    1998    1999    2000    2001
          ----    -----   -----   -----   -----   -----   -----
          32.71   40.77   39.59   16.05   19.82   11.94   -3.38


High Quarter    12/31/98        22.46%

Low Quarter     9/30/01        -20.57%

Average Annual Total Return (as of 12/31/01)

                                                             Mid Cap S&P MidCap
                                                     Value Portfolio  400 Index
-------------------------------------------------------------------------------
One Year                                                       -3.38      -0.58
Five Year                                                      15.99      16.12
Since Inception 12/30/94                                       21.55      18.56

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks that are chosen for market size, liquidity, and industry group representation.

  Institutional Class Prospectus

  January 31, 2002

Small Cap Growth Portfolio


Objective
The Small Cap Growth Portfolio seeks long-term capital growth.

Approach
The Adviser seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of small U.S. and, to a limited extent, foreign companies. The Adviser selects issues from a universe comprised of small cap companies, most with market capitalizations of generally less than $2.5 billion.

Process
The Adviser invests in companies that it believes exhibit some or all of the following characteristics: (i) superior growth prospects, (ii) accelerating returns on invested capital, (iii) sustainable competitive advantages, and (iv) experienced and incentivized management teams. The process for investing is research intensive and the Adviser focuses primarily on bottom-up fundamental analysis, rather than employing a top-down approach. The majority of the research is generated internally by portfolio managers and their analysts. The Adviser closely tracks companies' earnings quality through detailed financial modeling to ensure that reported results accurately reflect the underlying economics and trends in the business. In addition, the Adviser utilizes an extensive network of industry contacts and access to management teams to monitor changes in the competitive position of the companies in the Portfolio. The Adviser generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of small cap companies. A company is considered to be a small cap company if it has a total market capitalization at the time of purchase of $4 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of small cap companies.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in small companies may involve greater risk than investments in larger, more established companies. The securities issued by smaller companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, smaller companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies.


                                    [CHART]

Small Cap Growth Portfolio
Commenced operations on June 30, 1998

                    1999             2000             2001
                   ------           ------           ------
                   313.91           -18.96           -20.56


High Quarter    12/31/99        69.51%

Low Quarter     9/30/01        -26.46%


Average Annual Total Return (as of 12/31/01)

                                                       Small Cap Russell 2000
                                                Growth Portfolio        Index
-----------------------------------------------------------------------------
One Year                                                  -20.56         2.49
Since Inception 6/30/98                                    43.24         3.27

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 year period and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. The average market capitalization of the companies contained in the Index is approximately $530 million.

Purchases of shares issued in IPOs expose the Portfolio to the risks associated with companies that have little operating history as public companies, as well as to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile, and share prices of newly-public companies in the technology sector have fluctuated in significant amounts over short periods of time. From time to time, market conditions have allowed the Portfolio to profit from the purchase and sale of shares issued as part of, or a short period after, companies' IPOs. A significant portion of the Portfolio's performance to date is related to its investment in IPOs. However, the Adviser cannot guarantee continued access to IPOs, or the Portfolio's ability to profit from them.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Small Cap Value Portfolio (Not currently being offered to new investors)


Objective
The Small Cap Value Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in common stocks of companies with capitalizations generally in the range of companies included in the Russell 2000 Index. The Portfolio may purchase stocks that typically do not pay dividends.

Process
The Adviser analyzes securities to identify stocks that are believed to be undervalued, and measures the relative attractiveness of the Portfolio's current holdings against potential purchases. Sector weightings normally are kept within 5% of those of the Russell 2000 Index. For example, if the energy sector represents 10% of the Russell 2000 Index, then, as a general matter, the energy sector would represent between 5-15% of total Portfolio assets. There are more than a dozen sectors represented in the Russell 2000 Index including technology, heavy industry/transportation, health care, energy and basic resources. In determining whether securities should be sold, the Adviser considers factors such as high valuations relative to other investment opportunities, and deteriorating short or long-term earnings growth projections.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of small cap companies. A company is considered to be a small cap company if it has a total market capitalization at the time of purchase of $4 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of small cap companies.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in smaller companies may involve greater risk than investments in larger, more established companies. The securities issued by smaller companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, smaller companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies. The Adviser's perception that a stock is under- or over-valued may not be accurate or may not be realized. At times, the Portfolio's guideline for sector weightings may result in significant exposure to one or more market sectors.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.





                                    [CHART]

Small Cap Value Portfolio
Commenced operations on July 1, 1986

1992    1993    1994   1995    1996    1997    1998    1999    2000   2001
-----   -----   ----   -----   -----   -----   -----   -----   ----   -----
22.77   21.16   2.18   21.04   35.15   30.63   -1.42   26.02   3.48   -6.80




High Quarter    9/30/97         18.34%

Low Quarter     9/30/01        -19.53%


Average Annual Total Return (as of 12/31/01)

                                                      Small Cap Russell 2000
                                                Value Portfolio        Index
----------------------------------------------------------------------------
One Year                                                  -6.80         2.49
Five Year                                                  9.37         7.52
Ten Year                                                  14.55        11.51
Since Inception 7/1/86                                    11.96         9.48

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. The average market capitalization of the companies contained in the Index is approximately $530 million.

Strategic Small Value Portfolio


Objective
The Strategic Small Value Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in common stocks of domestic companies with equity capitalizations generally in the range of companies included in the Russell 2000 Value Index.

Process
The Adviser analyzes securities to identify stocks that are believed to be undervalued, and measures the relative attractiveness of the Portfolio's current holdings against potential purchases. Sector weightings normally are kept within 5% of those of the Russell 2000 Value Index. For example, if the energy sector represents 10% of the Russell 2000 Value Index, then, as a general matter, the energy sector would represent between 5-15% of total Portfolio assets. There are more than a dozen sectors represented in the Russell 2000 Value Index including technology, heavy industry/transportation, health care, energy and basic resources. In determining whether securities should be sold, the Adviser considers factors such as high valuations relative to other investment opportunities, and deteriorating short or long-term earnings growth projections.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in common stocks of small cap companies. A company is considered to be a small cap company if it has a total market capitalization at the time of purchase of $4 billion or less. The market capitalization limit is subject to adjustment annually based upon the Adviser's assessment as to the capitalization range of companies which possess the fundamental characteristics of small cap companies.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in smaller companies may involve greater risk than investments in larger, more established companies. The securities issued by smaller companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, smaller companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies. Some market conditions may favor value stocks or stocks of small companies, while other conditions may favor growth stocks or stocks of larger companies. The Adviser's perception that a stock is under- or over-valued may not be accurate or may not be realized. At times, the Portfolio's guideline for sector weightings may result in significant exposure to one or more market sectors.

Please see "Investment Strategies and Related Risks" for information about these and other risks of investing in the Portfolio.


Strategic Small Value Fund
Commenced operations on June 30, 2000

                                    [CHART]

6.43
-----
2001

High Quarter        12/31/01       15.34%
Low Quarter          9/30/01      -10.32%
Average Annual Total Return (as of 12/31/01)

                                           Strategic
                                         Small Value Russell 2000
                                           Portfolio  Value Index
               --------------------------------------------------
               One Year                         6.43        14.02
               Since Inception (6/30/00)       13.98        20.46

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 year period and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Russell 2000 Value Index measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

  Institutional Class Prospectus

  January 31, 2002

Value Portfolio


Objective
The Value Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in common stocks of companies with capitalizations generally greater than $2.5 billion. The Portfolio focuses on stocks that are believed to be undervalued in comparison with the stock market as a whole, as measured by the S&P 500 Index. The Portfolio may purchase stocks that do not pay dividends. The Portfolio may invest, to a limited extent, in foreign equity securities.

Process
The Adviser selects investments through a three part analysis. The Adviser identifies stocks with low price/earnings ratios. The Adviser then applies fundamental analysis and its investment judgment to determine which of those securities are the most attractive. Finally, the Adviser may favor securities of companies that are in undervalued industries. The Adviser employs a formal sell discipline, under which the
Portfolio sells securities when either their price/earnings ratios or alternative valuation parameters rise to what are believed to be unacceptable levels. Securities may also be sold if the Adviser determines that a significant deterioration in the fundamental outlook of a company has occurred.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer. Investments in smaller companies may involve greater risk than investments in larger, more established companies. The securities issued by smaller companies may be less liquid and their prices subject to more abrupt or erratic price movements. In addition, smaller companies may have more limited markets, financial resources and product lines, and may lack the depth of management of larger companies. The Adviser's perception that a stock is under- or over-valued may not be accurate or may not be realized.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.




                                    [CHART]

Value Portfolio
Commenced operations on November 5, 1984

 1992    1993    1994   1995    1996    1997    1998    1999    2000    2001
 -----   -----   ----   -----   -----   -----   -----   -----   -----   ----
 14.61   14.34   3.48   38.75   27.63   23.38   -2.88   -2.07   23.39   4.60



High Quarter   12/31/00   15.64%

Low Quarter     9/30/98  -19.02%


Average Annual Total Return (as of 12/31/01)

                                                              Value S&P 500
                                                          Portfolio   Index
---------------------------------------------------------------------------
One Year                                                       4.60  -11.88
Five Year                                                      8.66   10.70
Ten Year                                                      13.78   12.93
Since Inception 11/5/84                                       14.90   14.86

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The S&P 500 Index is comprised of the stocks of 500 large-cap U.S. companies with market capitalizations of $1 billion or more. These 500 companies represent approximately 100 industries chosen mainly for market size, liquidity and industry group representation.

Cash Reserves Portfolio


Objective
The Cash Reserves Portfolio seeks to realize maximum current income, consistent with the preservation of capital and liquidity.

Approach
The Portfolio seeks to maintain a stable net asset value of $1.00 per share by investing exclusively in liquid, high quality money market instruments of private financial and non-financial corporations, as well as obligations of the U.S. Government and its agencies and instrumentalities. The Portfolio's average weighted maturity will not exceed 90 days, and no individual security will have a remaining maturity in excess of 397 days.

Process
The Portfolio's Sub-Adviser, Morgan Stanley Investment Advisors Inc., determines the appropriate average maturity for the Portfolio based on the shape of the money market yield curve and its view of the direction of short term interest rates over the next one to six months. Securities are selected on the basis of their value, adjusted for risk. The Sub-Adviser invests in a variety of securities in order to diversify credit risk and interest rate risk. The Sub-Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities, when a security is downgraded, or for liquidity needs.

Principal Risks
Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, the Portfolio is subject to various risks that could adversely affect its net asset value, yield and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating. Repurchase agreements are subject to additional risks associated with the possibility of default by the seller at a time when the collateral has declined in value, or insolvency of the seller, which may affect the Portfolio's right to control the collateral.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

You may obtain the Portfolio's SEC 7-day current yield by calling
1-800-548-7786.


                                    [CHART]

Cash Reserves Portfolio
Commenced operations on August 29, 1990

1992    1993    1994    1995    1996    1997    1998    1999    2000    2001
----    ----    ----    ----    ----    ----    ----    ----    ----    ----
3.37    2.82    3.99    5.75    5.24    5.39    5.36    5.00    6.19    3.98



High Quarter    12/31/00          1.59%
Low Quarter     12/31/01          0.58%

Average Annual Total Return (as of 12/31/01)

                                                               Cash          Salomon Lipper Money
                                                           Reserves 1-Month Treasury       Market
                                                          Portfolio       Bill Index      Average
-------------------------------------------------------------------------------------------------
One Year                                                       3.98             3.71         3.43
Five Year                                                      5.18             4.64         4.67
Ten Year                                                       4.70             4.34         4.30
Since Inception 8/29/90                                        4.91             4.48         4.53

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index and the Lipper Money Market Average, an index that shows the performance of other money market funds. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon 1-Month Treasury Bill Index is an unmanaged index generally representative of the average yield of one month treasury bills.

  Institutional Class Prospectus

  January 31, 2002

Core Plus Fixed Income Portfolio


Objective
The Core Plus Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in a diversified mix of dollar denominated investment grade fixed income securities, particularly U.S. Government, corporate and mortgage securities. The Portfolio ordinarily will seek to maintain an average weighted maturity in excess of five years. Although there is no minimum or maximum maturity for any individual security, the Adviser actively manages the interest rate risk of the Portfolio within a range relative to its benchmark. The Portfolio may invest opportunistically in non-dollar denominated securities and in high yield securities (commonly referred to as "junk bonds"). The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness among corporate, mortgage and U.S. Government securities, and also may consider the relative attractiveness of non-dollar denominated issues. The Adviser relies upon value measures to guide its decisions regarding sector, security and country selection, such as the relative attractiveness of the extra yield offered by securities other than those issued by the U.S. Treasury. The Adviser also measures various types of risk by monitoring interest rates, inflation, the shape of the yield curve, credit risk, prepayment risk, country risk and currency valuations. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.




Core Plus Fixed Income Portfolio
Commenced operations on November 14, 1984

                                    [CHART]

1992   1993    1994    1995    1996   1997   1998    1999   2000     2001
----   -----  -----   -----    ----   ----   ----   -----   -----   -----
8.46   13.90  -5.51   19.03    7.36   9.61   6.91   -0.61   10.83   10.35

High Quarter    6/30/95      5.64%
Low Quarter     3/31/94     -3.13%
Average Annual Total Return (as of 12/31/01)

                                                   Core Plus    Salomon Broad
                                                Fixed Income       Investment
                                                   Portfolio Grade Bond Index
-----------------------------------------------------------------------------
One Year                                               10.35             8.50
Five Year                                               7.33             7.43
Ten Year                                                7.83             7.28
Since Inception 11/14/84                                9.94             9.43

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity, and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Investment Grade Fixed Income Portfolio


Objective
The Investment Grade Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in a diversified mix of dollar denominated fixed income securities, particularly U.S. Government, corporate and mortgage securities. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years. Although there is no minimum or maximum maturity for any individual security, the Adviser actively manages the interest rate risk of the Portfolio within a range relative to its benchmark. The Portfolio invests exclusively in securities that carry an investment grade rating at the time of purchase, and may invest opportunistically in non-dollar denominated securities. The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness among corporate, mortgage and U.S. Government securities, and also may consider the relative attractiveness of non-dollar denominated issues. The Adviser relies upon value measures to guide its decisions regarding sector, security and country selection, such as the relative attractiveness of the extra yield offered by securities other than those issued by the U.S. Treasury. The Adviser also measures various types of risk by monitoring interest rates, inflation, the shape of the yield curve, credit risk, prepayment risk, country risk and currency valuations. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in investment grade fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.



                                    [CHART]
Investment Grade Fixed Income Portfolio
Commenced operations on August 31, 1990

1992   1993     1994    1995   1996   1997   1998    1999    2000    2001
----   ---      ---     ---    ---    ---    ---     ---    ---     ---
7.03   12.62   -5.15   18.67   5.53   9.29   7.54   -1.20   10.51   11.04

High Quarter    6/30/95  5.67%
Low Quarter     3/31/92 -2.78%
Average Annual Total Return (as of 12/31/01)

                                   Investment Grade    Salomon Broad
                                       Fixed Income       Investment
                                          Portfolio Grade Bond Index
           ---------------------------------------------------------
           One Year                           11.04             8.50
           Five Year                           7.34             7.43
           Ten Year                            7.39             7.28
           Since Inception 8/31/90             8.92             8.35

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Global Fixed Income Portfolio


Objective
The Global Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in investment grade fixed income securities issued by U.S. and foreign issuers, including those located in emerging markets. The Portfolio will invest in a combination of government, corporate and mortgage securities the Adviser believes offer attractive values. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Portfolio may invest in high yield securities (commonly referred to as "junk bonds"). The Adviser may use futures, forwards, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness of U.S. and foreign issuers, and also may consider the relative attractiveness of corporate, mortgage, asset-backed and government securities and CMOs. The Adviser relies upon value measures such as the level of real interest rates, yield curve slopes and credit-adjusted spreads to guide its decisions regarding interest rate, country, sector and security exposure. The Adviser also measures various types of risk by monitoring interest rates, inflation, the shape of the yield curve, credit risk, prepayment risk, country risk and currency valuations. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.




                                    [CHART]

Global Fixed Income Portfolio
Commenced operations on April 30, 1993

1994    1995    1996    1997     1998   1999    2000    2001
----    ----    ----    ----    -----   ----    ----    ----
-1.57   20.02   6.03    -0.02   14.10   -4.80   -0.92   -0.22


High Quarter    3/31/95 8.03%
Low Quarter     3/31/97 -4.11%

Average Annual Total Return (as of 12/31/01)

                                       Global Fixed Salomon World
                                             Income    Government
                                          Portfolio    Bond Index
               --------------------------------------------------
               One Year                       -0.22         -0.99
               Five Year                       1.43          2.16
               Since Inception 4/30/93         4.51          4.62

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon World Government Bond Index is a market-capitalization weighted benchmark that tracks the performance of the 18 Government bonds markets of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, the United Kingdom, and the U.S.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity, and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. A substantial portion of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments. These risks are greater in emerging market countries.

The Portfolio is non-diversified, which means that it may invest in the securities of relatively few issuers. The Portfolio therefore may be more susceptible to an adverse event affecting a portfolio investment than a diversified portfolio.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

High Yield Portfolio


Objective
The High Yield Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in high yield securities (commonly referred to as "junk bonds"). The Portfolio also may invest in investment grade fixed income securities, including U.S. Government, corporate and mortgage securities. The Portfolio may invest to a limited extent in foreign fixed income securities, including emerging market securities. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser uses equity and fixed income valuation techniques, together with analyses of economic and industry trends, to determine the Portfolio's overall structure, sector allocation and desired maturity. The Adviser emphasizes securities of companies that it believes have strong industry positions and favorable outlooks for cash flow and asset values. The Adviser conducts a credit analysis for each security considered for investment to evaluate its attractiveness relative to the level of risk it presents. The Portfolio seeks to maintain a high level of diversification to minimize its exposure to the risks associated with any particular issuer. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in high yield securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.


                                    [CHART]
High Yield Portfolio
Commenced operations on February 28, 1989

1992    1993    1994    1995    1996    1997    1998   1999    2000    2001
-----   -----   -----   -----   -----   -----   ----   ----   ------   -----
18.51   24.57   -7.06   23.94   15.29   15.98   3.16   7.79   -10.52   -5.81


High Quarter  6/30/95  10.60%
Low Quarter   9/30/01  -9.14%
Average Annual Total Return (as of 12/31/01)

                                                             CS First Boston
                                                  High Yield     Global High
                                                   Portfolio     Yield Index
----------------------------------------------------------------------------
One Year                                               -5.81            5.80
Five Year                                               1.68            3.25
Ten Year                                                7.86            7.84
Since Inception 2/28/89                                 7.66            8.36

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The CS First Boston Global High Yield Index is an unmanaged index of high yield corporate bonds.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments. These risks are greater in emerging market countries.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Intermediate Duration Portfolio


Objective
The Intermediate Duration Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in a diversified mix of U.S. Government securities, investment grade corporate bonds and mortgage securities. The Portfolio also may invest, to a limited extent, in non-dollar denominated securities. The Portfolio seeks value in the fixed income market with only a moderate sensitivity to changes in interest rates. The Portfolio will ordinarily seek to maintain an average duration between two and five years although there is no minimum or maximum maturity for any individual security. The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives to manage the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser makes securities and sector decisions based on the anticipated tradeoff between long-run expected return and risk. The Adviser relies upon value measures such as the level of real interest rates, yield curve slopes and credit-adjusted spreads to guide its decisions regarding interest rate, country, sector and security exposure. A team of portfolio managers implements strategies based on these types of value measures. Certain team members focus on specific bonds within each sector. Others seek to ensure that the aggregate risk exposures to changes in the level of interest rates and yield spreads match the Portfolio's objective. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.


                                    [CHART]

Intermediate Duration Portfolio
Commenced operations on October 3, 1994

         1995      1996     1997     1998     1999     2000     2001
         -----     ----     ----     ----     ----     ----     ----
         15.38     5.94     8.07     7.03     0.86     9.07     9.98


High Quarter    3/31/95 4.80%
Low Quarter     6/30/99 -1.10%
Average Annual Total Return (as of 12/31/01)

                                          Intermediate         Lehman Brothers
                                              Duration            Intermediate
                                             Portfolio Government/Credit Index
------------------------------------------------------------------------------
One Year                                          9.98                    8.96
Five Year                                         6.95                    7.10
Since Inception 10/3/94                           7.62                    7.50

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Lehman Brothers Intermediate Government/Credit Index is based on all publicly issued intermediate government and corporate debt securities with an average maturity of between 4 and 5 years.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

International Fixed Income Portfolio


Objective
The International Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in investment grade fixed income securities of government and corporate issuers in countries other than the U.S., including, to a limited degree, high yield securities (commonly referred to as "junk bonds") and securities of issuers located in emerging markets. The securities held by the Portfolio ordinarily will be denominated in foreign currencies, including the Euro. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness of foreign government, corporate, mortgage and asset-backed securities and CMOs. The Adviser relies upon value measures, particularly the relative attractiveness of securities issued by foreign governments, against those of corporations and other private entities. The Adviser also measures various types of risk, by monitoring interest rates, the shape of the yield curve, credit risk, country risk and currency valuations. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities of issuers outside the U.S.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These




                                    [CHART]

International Fixed Income Portfolio
Commenced operations on April 29, 1994

        1995     1996    1997     1998     1999     2000     2001
        -----    ----    -----    -----    -----    -----    -----
        19.64    6.20    -3.97    17.74    -7.39    -2.37    -4.54



High Quarter    3/31/95 10.86%
Low Quarter     3/31/97 -5.74%

Average Annual Total Return (as of 12/31/01)

                                                International   Salomon World
                                                 Fixed Income Government Bond
                                                    Portfolio   Ex-U.S. Index
-----------------------------------------------------------------------------
One Year                                                -4.54           -3.55
Five Year                                               -0.49            0.10
Since Inception 4/29/94                                  3.00            3.39

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon World Government Bond Ex-U.S. Index is a market-capitalization weighted benchmark that tracks the performance of the 18 Government bonds markets of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity, and sudden and substantial decreases in price.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Substantially all of the Portfolio's investments will be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments. These risks are greater in emerging market countries.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

The Portfolio is non-diversified which means that it may invest in the securities of relatively few issuers. The Portfolio therefore may be more susceptible to an adverse event affecting a portfolio investment than a diversified portfolio.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Limited Duration Portfolio


Objective
The Limited Duration Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in U.S. Government securities, investment grade corporate bonds and mortgage securities. The Portfolio seeks value in the fixed income market with only a limited sensitivity to changes in interest rates. The Portfolio will ordinarily seek to maintain an average duration similar to that of the Merrill Lynch 1-3 Year Treasury Index, which generally ranges between zero and 3 years, although there is no minimum or maximum for any individual security. The Adviser may use futures, swaps and other derivatives to manage the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser makes securities and sector decisions based on the anticipated tradeoff between long-run expected return and risk. The Adviser relies upon value measures such as the level of real interest rates, yield curve slopes and credit-adjusted spreads to guide its decisions regarding interest rate, country, sector and security exposure. A team of portfolio managers implements strategies based on these types of value measures. Certain team members focus on specific bonds within each sector. Others seek to ensure that the aggregate risk exposures to changes in the level of interest rates and yield spreads match the Portfolio's objective. The Adviser may sell securities when it believes that

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.



                                    [CHART]

Limited Duration Portfolio
Commenced operations on March 31, 1992

      1993   1994    1995    1996   1997   1998   1999   2000   2001
      ----   -----   -----   ----   ----   ----   ----   ----   ----
      5.97   -0.07   10.37   5.27   6.25   5.63   3.77   7.93   8.59


High Quarter    3/31/95         3.23%
Low Quarter     3/31/94         -.95%

Average Annual Total Return (as of 12/31/01)

                                                  Limited    Salomon 1-3 Year
                                                 Duration Treasury/Government
                                                Portfolio     Sponsored Index
-----------------------------------------------------------------------------
One Year                                             8.59                8.49
Five Year                                            6.42                6.67
Since Inception 3/31/92                              6.17                6.26

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon 1-3 Year Treasury/Government Sponsored Index is derived from the Salomon Brothers Broad Investment Grade Bond Index and includes only Treasury and Government Sponsored bonds with an average life of 1-3 years.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Municipal Portfolio


Objective
The Municipal Portfolio seeks to realize above-average total return over a market cycle of three to five years, consistent with the conservation of capital and the realization of current income that is exempt from federal income tax.

Approach
The Portfolio invests primarily in fixed income securities issued by local, state and regional governments that provide income that is exempt from federal income taxes (municipal securities). The Portfolio may purchase municipal securities that pay interest that is subject to the federal alternative minimum tax, and securities on which the interest payments are taxable. The Portfolio may invest in high yield municipal securities (commonly referred to as "junk bonds"). The Portfolio will ordinarily seek to maintain an average weighted maturity of between five and ten years, although there is no minimum or maximum maturity for any individual security. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser will vary the Portfolio's average duration and maturity and the amount invested in particular types of securities based on the risks and rewards offered by different investments. The Adviser analyzes the credit risk, prepayment risk and call risk posed by specific securities considered for investment. The Adviser may sell securities when it believes that expected after-tax risk-adjusted return is low compared to other investment opportunities.


Under normal circumstances, at least 80% of the total income of the Portfolio will be exempt from federal income tax.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income



                                    [CHART]

Municipal Portfolio
Commenced operations on October 1, 1992


1993     1994    1995   1996    1997    1998     1999   2000    2001
----    -----   -----   ----    ----    ----    -----   -----   ----
14.31   -6.30   19.98   5.60    8.68    5.82    -1.00   11.18   6.37



High Quarter    3/31/95 8.94%
Low Quarter     3/31/94 -7.34%

Average Annual Total Return (as of 12/31/01)

                                             Lehman    Lehman
                                             5-Year   10-Year   Blended
                                Municipal Municipal Municipal Municipal
                                Portfolio     Index     Index     Index
        ---------------------------------------------------------------
        One Year                     6.37      6.21      4.62      5.41
        Five Year                    6.13      5.35      5.94      5.65
        Since Inception 10/1/92      6.92      5.52      6.50      6.35

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark indices. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Lehman 5-Year Municipal Index is a market capitalization-weighted index of investment-grade municipal bonds with maturities of four to six years.

The Lehman 10-Year Municipal Index is market capitalization-weighted index of investment-grade municipal bonds with maturities of nine to eleven years.

The Blended Municipal Index is an unmanaged index comprised of the Lehman Long Municipal Index from 10/1/92 to 3/31/96 and 50% Lehman 10-Year Municipal Index and 50% Lehman 5-Year Municipal Index thereafter.

securities generally will move in correlation to changes in an issuer's credit rating.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.

Municipal obligations may be general obligations or revenue bonds. Revenue bonds are payable solely from the revenues derived from a specified revenue source. These bonds involve the risk that the revenues so derived will not be sufficient to meet interest and or principal payment obligations.

The Portfolio may invest in municipal lease obligations. Certain lease obligations may contain non-appropriation clauses pursuant to which the municipality has no continuing obligation to make payments unless money is specifically appropriated annually or on some other periodic basis by the legislature.

Municipal securities involve the risk that an issuer may call securities for redemption, which could force the Portfolio to reinvest the proceeds at a lower rate of interest.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Special Purpose Fixed Income Portfolio


Objective
The Special Purpose Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in a diversified mix of dollar denominated fixed income securities, particularly U.S. Government, corporate and mortgage securities. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Portfolio may invest opportunistically in non-dollar denominated securities and high yield securities (commonly referred to as "junk bonds"). The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness among corporate, mortgage and U.S. Government securities, and also may consider the relative attractiveness of non-dollar denominated issues. The Adviser relies upon value measures to guide its decisions regarding sector, security and country selection, such as the relative attractiveness of the extra yield offered by securities other than those issued by the U.S. Treasury. The Adviser also measures various types of risk by monitoring interest rates, inflation, the shape of the yield curve, credit risk, prepayment risk and currency valuations. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value, yield and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.



                                    [CHART]


Special Purpose Fixed Income Portfolio
Commenced operations on March 31, 1992

1993    1994    1995    1996    1997    1998    1999    2000    2001
-----   ----   -----    ----    -----   ----     ----   -----   -----
14.85  -5.02   19.70    7.41    10.04   6.33    -0.21   10.71   10.43



High Quarter    6/30/95 5.83%
Low Quarter     3/31/94 -2.74%


Average Annual Total Return (as of 12/31/01)

                        Special Purpose    Salomon Broad
                           Fixed Income Investment Grade
                              Portfolio       Bond Index
--------------------------------------------------------
One Year                          10.43             8.50
Five Year                          7.38             7.43
Since Inception 3/31/92            8.53             7.60

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

On January 23, 2002, the Board of Trustees of the Fund, on behalf of the Portfolio, approved an Agreement and Plan of Reorganization (the "Reorganization") pursuant to which substantially all of the assets of the Special Purpose Fixed Income Portfolio would be combined with those of the Core Plus Fixed Income Portfolio, another portfolio of the Fund. Shareholders of the Special Purpose Fixed Income Portfolio would become shareholders of the Core Plus Fixed Income Portfolio, receiving shares of the Core Plus Fixed Income Portfolio equal to the value of their holdings in the Special Purpose Fixed Income Portfolio. Shareholders would receive Institutional Class shares of the Core Plus Fixed Income Portfolio.

The Reorganization is subject to the approval of the shareholders of the Portfolio, at a special meeting of shareholders scheduled to be held on or about May 15, 2002. A proxy statement formally detailing the proposal, the reasons for the Reorganization, and information concerning the Core Plus Fixed Income Portfolio will be distributed to shareholders of the Portfolio.

  Institutional Class Prospectus

  January 31, 2002

Targeted Duration Portfolio (Not Currently Open)


Objective
The Targeted Duration Portfolio seeks above-average total return consistent with reasonable risk.

Approach
The Portfolio seeks value in the fixed income market without significant sensitivity to changes in interest rates. The Portfolio invests primarily in U.S. Government securities, investment grade and high yield corporate bonds (commonly referred to as "junk bonds") and mortgage securities, and, to a limited extent, non-dollar denominated securities, regardless of maturity. The average duration the Portfolio will ordinarily seek to maintain is generally similar to that of the Merrill Lynch 1-3 Year Treasury Index, which generally ranges between zero and 3 years, although there is no minimum or maximum maturity for any individual security. The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives to manage the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser makes securities and sector decisions based on the anticipated tradeoff between long-run expected return and risk. The Adviser relies upon value measures such as the level of real interest rates, yield curve slopes and credit-adjusted spreads to guide its decisions regarding interest rate, country, sector and security exposure. A team of portfolio managers implements strategies based on these types of value measures. Certain team members focus on specific bonds within each sector. Others seek to ensure that the aggregate risk exposures to changes in the level of interest rates and yield spreads match the Portfolio's objective. The Adviser may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign fixed income securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Performance Information
No performance information is provided because the Targeted Duration Portfolio has not commenced operations.

U.S. Core Fixed Income Portfolio


Objective
The U.S. Core Fixed Income Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests primarily in a diversified mix of dollar denominated fixed income securities, particularly U.S. Government, corporate and mortgage securities. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years. Although there is no minimum or maximum maturity for any individual security, the Adviser actively manages the interest rate risk of the Portfolio within a range relative to its benchmark. The Portfolio invests exclusively in securities issued by U.S. - based entities that carry an investment grade rating at the time of purchase. The Portfolio may invest over 50% of its assets in mortgage securities. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser employs a value approach toward fixed income investing. The Adviser's research teams evaluate the relative attractiveness among corporate, mortgage and U.S. Government securities. The Adviser relies upon value measures to guide its decisions regarding sector and security selection, such as the relative attractiveness of the extra yield offered by securities other than those issued by the U.S. Treasury. The Adviser also measures various types of risk by monitoring interest rates, inflation, the shape of the yield curve, credit risk and prepayment risk. The Adviser's management team builds an investment portfolio designed to take advantage of its judgment on these factors, while seeking to balance the overall risk of the Portfolio. The Adviser may sell securities or exit positions when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Under normal circumstances, at least 80% of the assets of the Portfolio will be invested in fixed income securities of U.S. issuers.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value and total return. It is possible for an investor to lose money by investing in the Portfolio.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their




US Core Fixed Income Portfolio
Commenced operations on September 29, 1987

                                    [CHART]

1992   1993    1994   1995    1996   1997   1998   1999   2000    2001
----   ----    ----   -----   ----   ----   ----   ----   -----   -----
9.12   13.75  -3.89   18.85   3.89   9.62   7.23  -1.64   10.50   10.58

High Quarter   6/30/95    6.05%
Low Quarter    3/31/92   -2.28%


Average Annual Total Return (as of 12/31/01)

                                                   U.S. Core    Salomon Broad
                                                Fixed Income       Investment
                                                   Portfolio Grade Bond Index
-----------------------------------------------------------------------------
One Year                                               10.58             8.50
Five Year                                               7.16             7.43
Ten Year                                                7.60             7.28
Since Inception 9/29/87                                 9.06             8.80

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1, 5 and 10 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark index. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.
The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

  Institutional Class Prospectus

  January 31, 2002

U.S. Core Fixed Income Portfolio (Cont'd)


mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Balanced Portfolio


Objective
The Balanced Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests in a mix of equity and fixed income securities. The Portfolio normally invests 45-75% of its assets in equity securities and 25-55% of its assets in fixed income securities. The Portfolio may invest up to 25% of its assets in foreign equity and foreign fixed income securities, including emerging market securities. The Portfolio's equity securities generally will be common stocks of large corporations with market capitalizations generally greater than $1 billion. The Portfolio's fixed income investments generally will include mortgage securities and high yield securities (commonly referred to as "junk bonds"). The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser determines the Portfolio's equity and fixed income investment strategies separately and then determines the mix of those strategies that it believes will maximize the return available from both the stock and bond markets, based on proprietary valuation disciplines and analysis. The Adviser evaluates international economic developments in determining the amount to invest in foreign securities. The Adviser also measures various types of risk, by monitoring the level of real interest rates and credit risk. In determining whether securities should be sold, the Adviser considers factors such as deteriorating earnings, cash flow and other fundamentals, as well as high valuations relative to the Portfolio's potential investment universe.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value, yield and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer.

The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.



Balanced Portfolio
Commenced operations on December 31, 1992

                                    [CHART]

   1993    1994    1995    1996    1997    1998   1999    2000     2001
   -----   -----   -----   -----   -----   ----   -----   -----   -----
   10.37   -1.93   27.34   15.37   19.61   15.4   16.29   -0.72   -5.37


High Quarter        12/31/98       12.06%
Low Quarter          9/30/01       -7.26%


34

Average Annual Total Return (as of 12/31/01)

                                                      Salomon Broad   60/40
                                  Balanced S&P 500       Investment Blended
                                 Portfolio   Index Grade Bond Index   Index
---------------------------------------------------------------------------
One Year                             -5.37  -11.88             8.50   -3.31
Five Year                             8.56   10.70             7.43    9.96
Since Inception 12/31/92             10.21   13.54             7.25   11.33

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark indices. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.
The S&P 500 Index is comprised of the stocks of 500 large-cap U.S. companies with market capitalizations of $1 billion or more. These 500 companies represent approximately 100 industries chosen mainly for market size, liquidity and industry group representation.

The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

The 60/40 Blended Index is an unmanaged index comprised of 60% S&P 500 Index and 40% Salomon Broad Investment Grade Bond Index.

  Institutional Class Prospectus

  January 31, 2002

Balanced Portfolio (Cont'd)



The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. Some of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments. These risks are greater in emerging market countries.

At various times, some asset classes will perform better or worse than others. There is a risk that the Portfolio could invest too much or too little in particular asset classes, which could adversely affect the Portfolio's overall performance.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Multi-Asset-Class Portfolio


Objective
The Multi-Asset-Class Portfolio seeks above-average total return over a market cycle of three to five years.

Approach
The Portfolio invests in equity securities and fixed income securities of U.S. and foreign issuers in accordance with the Adviser's target allocation among certain asset classes. These securities may include, to a limited extent, emerging market securities. The Portfolio's equity securities generally will be common stocks of large corporations with market capitalizations generally greater than $1 billion. The Portfolio's fixed income investments generally will include mortgage securities and high yield securities (commonly referred to as "junk bonds"). The Portfolio seeks to invest in a combination of asset classes that do not move in tandem with each other, in an effort to improve potential return and control the Portfolio's overall risks. The Portfolio's neutral position is generally 50% domestic equity securities, 24% domestic fixed income securities, 14% foreign equity securities, 6% foreign fixed income securities and 6% high yield securities. The Portfolio will ordinarily seek to maintain an average weighted maturity in excess of five years, although there is no minimum or maximum maturity for any individual security. The Adviser may use futures, swaps and other derivatives in managing the Portfolio.

Process
The Adviser makes strategic judgments based on proprietary measures used to compare the relative risks and returns of stock and bond markets around the world. The Adviser's asset allocation team sets the target exposures for domestic and international equity and fixed income securities, high yield securities and cash, depending on the Adviser's appraisal of the relative attractiveness of each type of investment. The Adviser also measures various types of risk, by monitoring the level of real interest rates and credit risk. In determining whether securities should be sold, the Adviser considers factors such as deteriorating earnings, cash flows and other fundamentals, as well as high valuations relative to the Portfolio's investment opportunities.

Principal Risks
The Portfolio is subject to various risks that could adversely affect its net asset value, yield and total return. It is possible for an investor to lose money by investing in the Portfolio.

The prices of common stocks rise and fall in response to events that affect entire financial markets or industries, and to events that affect a particular issuer.





                                    [CHART]

Multi-Asset-Class Portfolio
Commenced operations on July 29, 1994

1995     1996     1997    1998    1999    2000     2001
----     ----     ----    ----    ----    ----     ----
24.62    15.93    17.48   13.87   16.84   -8.43    -8.93



High Quarter    12/31/98        12.82%
Low Quarter     9/30/98         -8.64%
Average Annual Total Return (as of 12/31/01)

                    Multi-Asset-            Salomon Broad
                           Class S&P 500       Investment MSCI EAFE Blended
                       Portfolio   Index Grade Bond Index     Index   Index
    -----------------------------------------------------------------------
    One Year               -8.93  -11.88             8.50    -21.44   -6.48
    Five Year               5.44   10.70             7.43      0.89    8.01
    Since Inception         8.69   15.18             7.75      2.60   10.76
     7/29/94

The bar chart and table show the Portfolio's performance year-by-year, best and worst performance for a quarter, and average annual total returns for the past 1 and 5 year periods and since inception. The table also shows the corresponding returns of the Portfolio's benchmark indices. The variability of performance over time provides an indication of the risks of investing in the Portfolio. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.
The S&P 500 Index is comprised of the stocks of 500 large-cap U.S. companies with market capitalizations of $1 billion or more. These 500 companies represent approximately 100 industries chosen mainly for market size, liquidity and industry group representation.

The Salomon Broad Investment Grade Bond Index is a market capitalization-weighted fixed-income index that includes fixed-rate U.S. Treasury, Government-sponsored, mortgage, and investment-grade (BBB-/Baa3 or better) corporate securities with maturities of one year or longer.

The MSCI EAFE Index is an unmanaged index of common stocks in Europe, Australasia and the Far East.

The Blended Index is an unmanaged index comprised of 50% S&P 500 Index, 24% Salomon Broad Investment Grade Index, 14% MSCI EAFE Index, 6% Salomon World Government Bond Ex-U.S. Index and 6% CS First Boston Global High Yield Index.

  Institutional Class Prospectus

  January 31, 2002

Multi-Asset-Class Portfolio (Cont'd)



The Portfolio is subject to the risks of investing in fixed income securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes and changes in the actual or perceived creditworthiness of the issuer of the fixed income security. Securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations. Lower rated fixed income securities have greater volatility because there is less certainty that principal and interest payments will be made as scheduled. Prices of fixed income securities generally will move in correlation to changes in an issuer's credit rating.

The Portfolio's investments in high yield securities expose it to a substantial degree of credit risk. These investments are considered speculative under traditional investment standards. Prices of high yield securities will rise and fall primarily in response to actual or perceived changes in the issuer's financial health, although changes in market interest rates also will affect prices. High yield securities may experience reduced liquidity and sudden and substantial decreases in price.

Mortgage securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected. The Portfolio's return may be reduced if prepayments occur and the Portfolio has to reinvest at lower interest rates. Prepayment rates can also shorten or extend the average life of the Portfolio's mortgage securities.

Foreign securities may involve greater risks than those issued by U.S. companies or the U.S. government. Economic, political and other events unique to a country or region will affect those markets and their issuers, but may not affect the U.S. market or similar U.S. issuers. A substantial portion of the Portfolio's investments may be denominated in a foreign currency. Changes in the values of those currencies compared to the U.S. dollar may affect the value of the Portfolio's investments. These risks are greater in emerging market countries.

At various times, some asset classes will perform better or worse than others. There is a risk that the Portfolio could invest too much or too little in particular asset classes, which could adversely affect the Portfolio's overall performance.

The Portfolio is subject to the risks of using derivatives. A derivative instrument may involve risks different from, or greater than, the risks of investing directly in the underlying asset. A derivative instrument may be illiquid and changes in its value may not correlate to changes in the value of its underlying asset, which may magnify losses.

Please see "Investment Strategies and Related Risks" for further information about these and other risks of investing in the Portfolio.

Fees and Expenses of the Portfolios

The Portfolios do not charge any sales loads or other fees when you purchase or redeem shares.

Annual Portfolio Operating Expenses for the fiscal year ended September 30, 2001 (expenses that are deducted from Portfolio assets)

                                                                                 Total Annual
                                        Management Distribution    Other  Portfolio Operating
                                              Fees (12b-1) Fees Expenses             Expenses
Equity Portfolio                             0.50%         None     0.12%                0.62%
-----------------------------------------------------------------------------------------------
Mid Cap Growth Portfolio                      0.50         None     0.11                 0.61
-----------------------------------------------------------------------------------------------
Mid Cap Growth II Portfolio                   0.75         None     2.55                 3.30**
-----------------------------------------------------------------------------------------------
Mid Cap Value Portfolio                       0.75         None     0.11                 0.86
-----------------------------------------------------------------------------------------------
Small Cap Growth Portfolio                    1.00         None     0.14                 1.14**
-----------------------------------------------------------------------------------------------
Small Cap Value Portfolio                     0.75         None     0.11                 0.86
-----------------------------------------------------------------------------------------------
Strategic Small Value Portfolio               1.00         None     2.00                 3.00**
-----------------------------------------------------------------------------------------------
Value Portfolio                               0.50         None     0.12                 0.62
-----------------------------------------------------------------------------------------------
Cash Reserves Portfolio                       0.25         None     0.20                 0.45**
-----------------------------------------------------------------------------------------------
Core Plus Fixed Income Portfolio             0.375         None    0.105                 0.48
-----------------------------------------------------------------------------------------------
Investment Grade Fixed Income Portfolio      0.375         None     0.12                 0.50
-----------------------------------------------------------------------------------------------
Global Fixed Income Portfolio                0.375         None     0.23                 0.61
-----------------------------------------------------------------------------------------------
High Yield Portfolio                          0.45         None     0.12                 0.57
-----------------------------------------------------------------------------------------------
Intermediate Duration Portfolio              0.375         None     0.16                 0.54
-----------------------------------------------------------------------------------------------
International Fixed Income Portfolio         0.375         None     0.17                 0.55
-----------------------------------------------------------------------------------------------
Limited Duration Portfolio                    0.30         None     0.13                 0.43
-----------------------------------------------------------------------------------------------
Municipal Portfolio                          0.375         None     0.14                 0.52**
-----------------------------------------------------------------------------------------------
Special Purpose Fixed Income Portfolio       0.375         None     0.12                 0.50
-----------------------------------------------------------------------------------------------
Targeted Duration Portfolio+                 0.375         None     0.19*                0.57**
-----------------------------------------------------------------------------------------------
U.S. Core Fixed Income Portfolio             0.375         None     0.13                 0.51**
-----------------------------------------------------------------------------------------------
Balanced Portfolio                            0.45         None     0.13                 0.58
-----------------------------------------------------------------------------------------------
Multi-Asset-Class Portfolio                   0.65         None     0.18                 0.83**
-----------------------------------------------------------------------------------------------

Total Annual Portfolio Operating Expenses reflected in the table above may be higher than the expenses actually deducted from Portfolio assets because of the effect of expense offset arrangements and/or voluntary waivers.
 *Other Expenses are based on estimated amounts.
**The Adviser has voluntarily agreed to reduce its advisory fee and/or reimburse the Portfolios so that total expenses will not exceed the rates shown in the table below. Fee waivers, expense offsets and/or expense reimbursements are voluntary and the Adviser reserves the right to terminate any waiver and/or reimbursement at any time and without notice.
+/As of the fiscal year ended September 30, 2001, the Targeted Duration
  Portfolio had not commenced operations. /

                                                       Total Annual Portfolio Operating Expenses
                                                             After Morgan Stanley Investments LP
                                                                  Waiver/Reimbursement & Offsets
Mid Cap Growth II Portfolio                                                                 .90%
------------------------------------------------------------------------------------------------
Small Cap Growth Portfolio                                                                  1.15
------------------------------------------------------------------------------------------------
Strategic Small Value Portfolio                                                             1.15
------------------------------------------------------------------------------------------------
Cash Reserves Portfolio                                                                      .32
------------------------------------------------------------------------------------------------
Municipal Portfolio                                                                          .50
------------------------------------------------------------------------------------------------
Targeted Duration Portfolio+                                                                 .45
------------------------------------------------------------------------------------------------
U.S. Core Fixed Income Portfolio                                                             .50
------------------------------------------------------------------------------------------------
Multi-Asset-Class Portfolio                                                                  .78
------------------------------------------------------------------------------------------------

+As of the fiscal year ended September 30, 2001, the Targeted Duration
 Portfolio had not commenced operations.

  Institutional Class Prospectus

  January 31, 2002

Fees and Expenses of the Portfolios

The example assumes that you invest $10,000 in each Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The example assumes that your investment has a 5% return each year and that each Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be equal to the amounts reflected in the table to the right.

Example
This example is intended to help you compare the cost of investing in each Portfolio with the cost of investing in other mutual funds.

                                             1 Year 3 Years 5 Years 10 Years
Equity Portfolio                               $ 63  $  199  $  346   $  774
----------------------------------------------------------------------------
Mid Cap Growth Portfolio                         62     195     340      762
----------------------------------------------------------------------------
Mid Cap Growth II Portfolio                     333   1,015   1,722    3,595
----------------------------------------------------------------------------
Mid Cap Value Portfolio                          88     274     477    1,061
----------------------------------------------------------------------------
Small Cap Growth Portfolio                      116     362     628    1,386
----------------------------------------------------------------------------
Small Cap Value Portfolio                        88     274     477    1,061
----------------------------------------------------------------------------
Strategic Small Value Portfolio                 303     927   1,577    3,318
----------------------------------------------------------------------------
Value Portfolio                                  63     199     346      774
----------------------------------------------------------------------------
Cash Reserves Portfolio                          46     144     252      567
----------------------------------------------------------------------------
Core Plus Fixed Income Portfolio                 49     154     269      604
----------------------------------------------------------------------------
Investment Grade Fixed Income Portfolio          51     160     280      628
----------------------------------------------------------------------------
Global Fixed Income Portfolio                    62     195     340      762
----------------------------------------------------------------------------
High Yield Portfolio                             58     183     318      714
----------------------------------------------------------------------------
Intermediate Duration Portfolio                  55     173     302      677
----------------------------------------------------------------------------
International Fixed Income Portfolio             56     176     307      689
----------------------------------------------------------------------------
Limited Duration Portfolio                       44     138     241      542
----------------------------------------------------------------------------
Municipal Portfolio                              51     167     291      653
----------------------------------------------------------------------------
Special Purpose Fixed Income Portfolio           52     160     280      628
----------------------------------------------------------------------------
Targeted Duration Portfolio+                     58     183     318      714
----------------------------------------------------------------------------
U.S. Core Fixed Income Portfolio                 52     164     285      640
----------------------------------------------------------------------------
Balanced Portfolio                               59     186     324      726
----------------------------------------------------------------------------
Multi-Asset-Class Portfolio                      85     265     460    1,025
----------------------------------------------------------------------------

+/As of the fiscal year ended September 30, 2001, the Targeted Duration
  Portfolio had not commenced operations. /

Investment Strategies and Related Risks


This section discusses in greater detail the Portfolios' principal investment strategies and the other types of investments that the Portfolios may make. Please read this section in conjunction with the earlier summaries. The Portfolios' investment practices and limitations are also described in more detail in the Statement of Additional Information ("SAI"), which is incorporated by reference and legally is a part of this Prospectus. For details on how to obtain a copy of the SAI and other reports and information, see the back cover of this Prospectus.

An investment in a Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Equity Securities
Equity securities include common stock, preferred stock, convertible securities, ADRs, rights, warrants and shares of investment companies. The Portfolios may invest in equity securities that are publicly traded on securities exchanges or over-the-counter or in equity securities that are not publicly traded. Securities that are not publicly traded may be more difficult to sell and their value may fluctuate more dramatically than other securities.

ADRs are U.S.-dollar denominated securities that represent claims to shares of foreign stocks. The Portfolios treat ADRs as U.S. securities for purposes of foreign investment limitations.

Growth stocks generally have higher growth rates, betas, and price/earnings ratios, and lower yields than the stock market in general as measured by an appropriate stock market index. Value stocks are stocks that are deemed by the Adviser to be undervalued relative to the stock market in general. The Adviser makes value decisions guided by the appropriate market index, based on value characteristics such as price/earnings and price/book ratios. Value stocks generally are dividend paying common stocks. However, non-dividend paying stocks also may be selected for their value characteristics.

IPOs
Equity Portfolios of the Fund may purchase shares issued as part of, or a short period after, companies' initial public offerings ("IPOs"), and may at times dispose of those shares shortly after their acquisition. A Portfolio's purchase of shares issued in IPOs exposes it to the risks associated with companies that have little operating history as public companies, as well as to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile, and share prices of newly-public companies have fluctuated in significant amounts over short periods of time. The purchase of shares issued in IPOs may have a greater impact upon the Portfolio's total returns during any period that the Portfolio has a small asset base. As the Portfolio's assets grow, any impact of IPO investments on the Portfolio's total return may decline.

Fixed Income Securities
Fixed income securities are securities that pay a fixed rate of interest until a stated maturity date. Fixed income securities include U.S. Government securities, securities issued by federal or federally sponsored agencies ("agencies"), corporate bonds and notes, asset-backed securities, mortgage securities, high yield securities, municipal bonds, loan participations and assignments, zero coupon bonds, convertible securities, Eurobonds, Brady Bonds, Yankee Bonds, repurchase agreements, commercial paper and cash equivalents.

These securities are subject to risks related to changes in interest rates and in the financial health or credit rating of the issuers. The maturity and duration of a fixed income instrument also affects the extent to which the price of the security will change in response to these and other factors. Longer term securities tend to experience larger price changes than shorter term securities because they are more sensitive to changes in interest rates or in the credit ratings of the issuers.

Fixed income securities may be called (redeemed by the issuer) prior to final maturity. If a callable security is called, a Portfolio may have to reinvest the proceeds at a lower rate of interest.

Duration
The average duration of a portfolio of fixed income securities represents its exposure to changing interest rates. A portfolio with a lower average duration generally will experience less price volatility in response to changes in interest rates than a portfolio with a higher average duration.

  Institutional Class Prospectus

  January 31, 2002




High Yield Securities
Fixed income securities that are not investment grade are commonly referred to as junk bonds or high yield, high risk securities. These securities offer a higher yield than other higher rated securities, but they carry a greater degree of risk and are considered speculative by the major credit rating agencies. High yield securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies. This means that they may have more difficulty making scheduled payments of principal and interest. Changes in the value of high yield securities are influenced more by changes in the financial and business position of the issuing company than by changes in interest rates when compared to investment grade securities.

Mortgage Securities
These are fixed income securities that derive their value from or represent interests in a pool of mortgages or mortgage securities. Mortgage securities are subject to prepayment risk--the risk that, as interest rates fall, borrowers will refinance their mortgages and "prepay" principal. A portfolio holding mortgage securities that are experiencing prepayments will have to reinvest these payments at lower prevailing interest rates. On the other hand, when interest rates rise, borrowers are less likely to refinance, resulting in lower prepayments. This can effectively extend the maturity of a Portfolio's mortgage securities, resulting in greater price volatility. It can be difficult to measure precisely the remaining life of a mortgage security or the average life of a portfolio of such securities.

Foreign Securities
Foreign issuers generally are subject to different accounting, auditing and financial reporting standards than U.S. issuers. There may be less information available to the public about foreign issuers. Securities of foreign issuers can be less liquid and experience greater price movements. In some foreign countries, there is also the risk of government expropriation, excessive taxation, political or social instability, the imposition of currency controls, or diplomatic developments that could affect an investing portfolio's investment. There also can be difficulty obtaining and enforcing judgments against issuers in foreign countries. Foreign stock exchanges, broker-dealers, and listed issuers may be subject to less government regulation and oversight. The cost of investing in foreign securities, including brokerage commissions and custodial expenses, can be higher than in the United States.

Foreign Currency
Foreign securities are denominated in foreign currencies. The value of foreign currencies fluctuates relative to the value of the U.S. dollar. Since investing Portfolios must convert the value of foreign securities into dollars, changes in currency exchange rates can increase or decrease the U.S. dollar value of the Portfolios' assets. The Adviser may use derivatives to reduce this risk. The Adviser may in its discretion choose not to hedge against currency risk. In addition, certain market conditions may make it impossible or uneconomical to hedge against currency risk.

Emerging Market Securities
Investing in emerging market securities enhances the risks of foreign investing. In addition, emerging market securities generally are less liquid and subject to wider price and currency fluctuations than securities issued in more developed countries. In certain countries, the market may be dominated by a few issuers or sectors. Investment funds and structured investments are mechanisms for U.S. and other investors to invest in certain emerging markets that have laws precluding or limiting direct investments by foreign investors.

Derivatives and Other Investments
Derivatives are financial instruments whose value and performance are based on the value and performance of another security or financial instrument. Derivatives sometimes offer the most economical way of pursuing an investment strategy, limiting risks or enhancing returns, although there is no guarantee of success. Hedging strategies or instruments may not be available or practical in all circumstances. Derivative instruments may be publicly traded or privately negotiated. Derivatives used by the Adviser include futures contracts, options contracts, forward contracts, swaps, collateralized mortgage obligations ("CMOs"), stripped mortgage-backed securities ("SMBS"), and structured notes.

A forward contract is an obligation to purchase or sell a security or a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Forward currency contracts are used to protect against uncertainty in the level of future foreign currency exchange rates. A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. The Portfolios may use futures contracts to gain exposure to an entire market (e.g., stock index futures) or to control their exposure to changing foreign currency exchange rates or interest rates. Portfolios investing in fixed income securities may use futures to control their exposure to changes in interest rates and to manage the overall maturity and duration of their securities holdings.

If a Portfolio buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of a security or futures contract at an agreed-upon price. If a Portfolio "writes" an option, it sells to another person the right to buy from or sell to the Portfolio a specific amount of a security or futures contract at an agreed-upon price.

The Portfolios may enter into swap transactions which are contracts in which a Portfolio agrees to exchange the return or interest rate on one instrument for the return or interest rate on another instrument. Payments may be based on currencies, interest rates, securities indices or commodity indices. Swaps may be used to manage the maturity and duration of a fixed income portfolio, or to gain exposure to a market without directly investing in securities traded in that market.

Structured investments are units representing an interest in assets held in a trust that is not an investment company as defined in the Investment Company Act of 1940, as amended ("1940 Act"). The trust may pay a return based on the income it receives from those assets, or it may pay a return based on a specified index.

CMOs and SMBS are derivatives based on mortgage securities. CMOs are issued in a number of series (known as "tranches"), each of which has a stated maturity. Cash flow from the underlying mortgages is allocated to the tranches in a predetermined, specified order. SMBS are multi-class mortgage securities issued by U.S. government agencies and instrumentalities and financial institutions. They usually have two classes, one receiving most of the principal payments from the mortgages, and one receiving most of the interest. In some cases, classes may receive interest only (called "IOs") or principal only (called "POs"). Inverse floating rate obligations ("inverse floaters") are fixed income securities which have coupon rates that vary inversely (often at a multiple) to another specified floating rate, such as LIBOR (London Inter-Bank Offered
Rate). If the specified reference rate rises, the coupon rate of the inverse floater falls, while a decrease in the reference rate causes an increase in the inverse floater's coupon rate.

Risks of Derivatives
The primary risks of derivatives are: (i) changes in the market value of securities held or to be acquired by a Portfolio, and of derivatives relating to those securities, may not be proportionate, (ii) there may not be a liquid market for a Portfolio to sell a derivative, which could result in difficulty closing a position, and (iii) magnification of losses incurred due to changes in the market value of the securities, instruments, indices, or interest rates to which they relate.

Hedging the Portfolio's currency risks involves the risk of mismatching the Portfolio's obligations under a forward or futures contract with the value of securities denominated in a particular currency.

Mortgage derivatives are subject to the risks of price movements in response to changing interest rates and the level of prepayments made by borrowers. Depending on the class of CMO or SMBS that a Portfolio holds, these price movements may be significantly greater than those experienced by mortgage securities generally, depending on whether the payments are predominantly based on the principal or interest paid on the underlying mortgages. IOs, POs and inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturities. IOs, POs and inverse floaters may exhibit greater

  Institutional Class Prospectus

  January 31, 2002



price volatility than the majority of mortgage pass-through securities or CMOs. In addition, the yield to maturity of IOs, POs and inverse floaters is extremely sensitive to prepayment levels. As a result, higher or lower rates of prepayment than that anticipated can have a material effect on a Portfolio's yield to maturity and could cause a Portfolio to suffer losses.

Temporary Defensive Investments
When the Adviser believes that changes in economic, financial or political conditions warrant, each Portfolio may invest without limit in fixed income securities for temporary defensive purposes, as described in the Statement of Additional Information. If the Adviser incorrectly predicts the effects of these changes, the defensive investments may adversely affect the Portfolio's performance.

Portfolio Turnover
Consistent with their investment policies, the Portfolios will purchase and sell securities without regard to the effect on portfolio turnover. Higher portfolio turnover (e.g., over 100% per year) will cause the Portfolio to incur additional transaction costs and may result in taxable gains being passed through to shareholders.

Non-Diversification of Investments
A Portfolio of investments in a small number of issuers or industries or in securities denominated in only a few foreign currencies increases risk. The Global Fixed Income Portfolio and the International Fixed Income Portfolio are non-diversifed funds for purposes of the 1940 Act. A non-diversified Portfolio may invest a greater percentage of its assets in the securities of a single issuer than a diversified Portfolio. Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit, currency or other risks.

Purchasing Shares



Institutional Class Shares are available to clients of the Adviser with combined investments of $5,000,000 and corporations or other institutions such as trusts and foundations.

Institutional Class Shares of the Portfolios may be purchased directly from Morgan Stanley Institutional Fund Trust or through a financial intermediary. Investors purchasing shares through a financial intermediary may be charged a transaction-based or other fee by the financial intermediary for its services. If you are purchasing Institutional Class Shares through a financial intermediary, please consult your intermediary for purchase instructions.

Institutional Class Shares of the Portfolios may, in the Fund's discretion, be purchased with investment securities (in lieu of or, in conjunction with, cash) acceptable to the Fund. The securities would be accepted by the Fund at their market value in return for Institutional Class Shares of the Portfolios.

Institutional Class Shares of each Portfolio, except for the Cash Reserves Portfolio, may be purchased at the net asset value per share (NAV) next determined after we receive your purchase order. Institutional Class Shares of the Cash Reserves Portfolio may be purchased at the NAV next determined after we receive your purchase order and the Fund's Custodian Bank, J.P. Morgan Chase & Co. (the "Custodian") receives monies credited by a Federal Reserve Bank ("Federal Funds").

Initial Purchase by Mail
You may open an account, subject to acceptance by Morgan Stanley Institutional Fund Trust, by completing and signing an Account Registration Form provided by J.P. Morgan Investor Services Company ("J.P. Morgan"), the Fund's transfer agent, which you can obtain by calling J.P. Morgan at 1-800-548-7786 and mailing it to J.P. Morgan Investor Services Company, 73 Tremont Street, Boston, MA 02108 together with a check payable to Morgan Stanley Institutional Fund Trust.

Please note that payments to investors who redeem shares purchased by check will not be made until payment of the purchase has been collected, which may take up to eight business days after purchase. You can avoid this delay by purchasing shares by wire.

Initial Purchase by Wire
You may purchase Institutional Class Shares of each Portfolio by wiring Federal Funds to the Custodian. You should forward a completed Account Registration Form to J.P. Morgan in advance of the wire. For all Portfolios, except the Cash Reserves Portfolio, notification must be given to J.P. Morgan at 1-800-548-7786 prior to the determination of NAV. See the section below entitled "Valuation of Shares." (Prior notification must also be received from investors with existing accounts.) Instruct your bank to send a Federal Funds wire in a specified amount to the Custodian using the following wire instructions:

J.P. Morgan Chase & Co.
1 Chase Manhattan Plaza
New York, NY 10081
ABA #021000021
DDA #910-2-734143
Attn: Morgan Stanley Institutional Fund
Trust Subscription Account
Ref: (Portfolio Name, Account Number,
Account Name)

You can also make purchases in the Cash Reserves Portfolio by Federal Funds wire to the Custodian. If notification of your order is received prior to 12:00 noon (Eastern Time) and the Custodian receives the funds the same day, then your purchase will become effective and begin to earn income on that day. Otherwise, your purchase will be effective on the next business day.

Additional Investments
You may make additional investments of Institutional Class Shares (minimum additional investment $1,000) at the NAV next determined after the request is received in good order, by mailing a check (payable to Morgan Stanley Institutional Fund Trust) to J.P. Morgan at the address noted under Initial Purchase by Mail or by wiring Federal Funds to the Custodian as outlined above. For all Portfolios, except the Cash Reserves Portfolio, notification must be given to J.P. Morgan at 1-800-548-7786 prior to the determination of NAV. For the Cash Reserves Portfolio, J.P. Morgan must receive notification of receipt of your Federal Funds wire by 12:00 noon (Eastern Time). We normally credit purchases made by check in the Cash Reserves Portfolio at the NAV determined two business days after we receive the check.

  Institutional Class Prospectus

  January 31, 2002




Other Purchase Information
The Fund may suspend the offering of shares, or any class of shares, of any Portfolio or reject any purchase orders when we think it is in the best interest of the Fund. The Fund, in its sole discretion, may waive the minimum initial and additional investment amounts in certain cases.

Frequent trading by shareholders can disrupt management of a Portfolio and raise its expenses. Therefore, we may not accept any request for a purchase, redemption or exchange when we think it is being used as a tool for market timing, and we may bar a shareholder who trades excessively from making further purchases for an indefinite period.

Purchases of a Portfolio's shares will be made in full and fractional shares of the Portfolio calculated to three decimal places.

Redeeming Shares


You may redeem shares of each Portfolio by mail, or, if authorized, by telephone at no charge. The value of shares redeemed may be more or less than the purchase price, depending on the NAV at the time of redemption. Each Portfolio will redeem shares at the NAV next determined after the request is received in good order.

By Mail
Requests should be addressed to Morgan Stanley Institutional Fund Trust, c/o J.P. Morgan Investor Services Company, 73 Tremont Street, Boston, MA 02108.

To be in good order, redemption requests must include the following documentation:

(a) The share certificates, if issued;

(b) A letter of instruction, if required, or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners of the shares in the exact names in which the shares are registered;

(c) Any required signature guarantees; and

(d) Other supporting legal documents, if required, in the case of estates, trusts, guardianships, custodianship, corporations, pension and profit sharing plans and other organizations.

By Telephone
If you have authorized the Telephone Redemption Option on the Account Registration Form, you may request a redemption of shares by calling the Fund at 1-800-548-7786 and requesting that the redemption proceeds be mailed or wired to you. You cannot redeem shares by telephone if you hold share certificates for those shares.

The Fund will ordinarily pay redemption proceeds within seven business days after receipt of your request. The Fund may suspend the right of redemption or postpone the payment of redemption proceeds at times when the New York Stock Exchange ("NYSE") is closed, the Fund is closed or under other circumstances in accordance with interpretations or orders of the U.S. Securities and Exchange Commission.

If we determine that it is in the best interest of other shareholders not to pay redemption proceeds in cash, we may pay you partly or entirely by distributing to you readily marketable securities held by the Portfolio from which you are redeeming. You may incur brokerage charges when you sell those securities.

General Shareholder Information


Valuation of Shares
The NAV of the Portfolios is determined as of the close of the NYSE (normally 4:00 p.m. Eastern Time) on each day the Portfolios are open for business, except for the NAV of the Cash Reserves Portfolio which is determined as of 12:00 noon (Eastern Time).

Each Portfolio values its securities at market value, except the Cash Reserves Portfolio, which values its securities using amortized cost valuation. When no quotations are readily available for securities or when the value of securities has been materially affected by events occurring after the close of the market, we will determine the value for those securities in good faith at fair value using methods approved by the Board of Trustees.

Exchange Privilege
You may exchange each Portfolio's Institutional Class Shares for Institutional Class Shares of other available portfolios of the Fund or for Class A shares of available portfolios of Morgan Stanley Institutional Fund, Inc. based on their respective NAVs. We charge no fee for exchanges. To obtain a prospectus for another portfolio, call the Fund at 1-800-548-7786 or contact your financial intermediary. If you purchased Portfolio shares through a financial intermediary, certain portfolios may be unavailable for exchange. Contact your financial intermediary to determine which portfolios are available for exchange.

You can process your exchange by contacting your financial intermediary. Otherwise, you should send exchange requests by mail to the Fund's Transfer Agent, J.P. Morgan Investor Services Company, 73 Tremont Street, Boston, MA 02108-3919. Exchange requests can also be made by calling 1-800-548-7786.

When you exchange for shares of another portfolio, your transaction will be treated the same as an initial purchase. You will be subject to the same minimum initial investment and account size as an initial purchase. The Fund, in its sole discretion, may waive the minimum initial investment amounts in certain cases.


Taxes
Income dividends you receive (except from the Municipal Portfolio) will be taxable as ordinary income, whether you receive them in cash or in additional shares. Corporate shareholders may be entitled to a dividends-received deduction for the portion of dividends they receive which are attributable to dividends received by such Portfolios from U.S. corporations. Capital gain distributions may be taxable at different rates depending on the length of time the Portfolio holds its assets.

The Municipal Portfolio intends to pay "exempt-interest" dividends which are excluded from your gross income for federal income tax purposes. When you receive exempt-interest dividends they may be subject to state and local taxes, although some states allow you to exclude that portion of a portfolio's tax-exempt income which is accountable to municipal securities issued within your state of residence.

Investment income received by the Portfolios from sources within foreign countries may be subject to foreign income taxes. The Portfolios may be able to pass through to you for foreign tax credit purposes the amount of foreign income taxes that they paid.

Distributions paid in January but declared by a Portfolio in October, November or December of the previous year are taxable to you in the previous year.

Every January, you will be sent a statement (IRS Form 1099-DIV) showing the taxable distributions paid to you in the previous year. The statement provides information on your dividends and capital gains for tax purposes.

Exchanges and redemptions of shares in a Portfolio are taxable events and may result in a taxable gain or loss to you.

When you open your account, you should provide your social security or tax identification number on your investment application. By providing this information, you will avoid being subject to a federal backup withholding tax (approximately 30% currently) on taxable distributions and redemption proceeds. Any withheld amount would be sent to the IRS as an advance tax payment.

  Institutional Class Prospectus

  January 31, 2002



Dividends and Distributions
The Portfolios normally distribute substantially all of their net investment income to shareholders as follows:

            Portfolio                     Monthly Quarterly Annually
            Equity                                        .
            --------------------------------------------------------
            Mid Cap Growth                                         .
            --------------------------------------------------------
            Mid Cap Growth II                                      .
            --------------------------------------------------------
            Mid Cap Value                                          .
            --------------------------------------------------------
            Small Cap Growth                                       .
            --------------------------------------------------------
            Small Cap Value                                        .
            --------------------------------------------------------
            Strategic Small Value                                  .
            --------------------------------------------------------
            Value                                         .
            --------------------------------------------------------
            Cash Reserves                       .
            --------------------------------------------------------
            Core Plus Fixed Income                        .
            --------------------------------------------------------
            Investment Grade Fixed Income                 .
            --------------------------------------------------------
            Global Fixed Income                           .
            --------------------------------------------------------
            High Yield                                    .
            --------------------------------------------------------
            Intermediate Duration               .
            --------------------------------------------------------
            International Fixed Income                    .
            --------------------------------------------------------
            Limited Duration                    .
            --------------------------------------------------------
            Municipal                           .
            --------------------------------------------------------
            Special Purpose Fixed Income                  .
            --------------------------------------------------------
            Targeted Duration                   .
            --------------------------------------------------------
            U.S. Core Fixed Income                        .
            --------------------------------------------------------
            Balanced                                      .
            --------------------------------------------------------
            Multi-Asset-Class                             .
            --------------------------------------------------------

If any net gains are realized from the sale of underlying securities, the Portfolios normally distribute the gains with the last distributions for the calendar year. All dividends and distributions are automatically paid in additional shares of the Portfolio unless you elect otherwise. If you want to change how your dividends are paid you must notify Morgan Stanley Institutional Fund Trust in writing.

Fund Management


Adviser
The Adviser to the Fund, Morgan Stanley Investments LP ("MSI" or the "Adviser") (formerly "Miller Andersen & Sherrerd LP"), is a Pennsylvania limited liability partnership founded in 1969. The Adviser is wholly-owned by subsidiaries of Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Morgan Stanley is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management, and credit services. The Adviser is an investment advisory affiliate of Morgan Stanley Investment Management Inc. ("MSIM") and is located at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, PA 19428-2881. The Adviser provides investment advisory services to employee benefit plans, endowment funds, foundations and other institutional investors. As of December 31, 2001, MSI, together with its affiliated asset management companies, had approximately $415.9 billion in assets under management with approximately $178.1 billion in institutional assets.

The Adviser makes investment decisions for the Fund's Portfolios and places each Portfolio's purchase and sales orders. Each Portfolio, in turn, pays the Adviser an annual advisory fee calculated by applying a quarterly rate. The table on the following page shows the Adviser's annual contractual and actual rates of compensation for the Fund's 2001 fiscal year.
Sub Adviser
Morgan Stanley Investment Advisors Inc. ("MSIA") serves as Sub-Adviser to the Cash Reserves Portfolio. As Sub-Adviser, MSIA makes day-to-day investment decisions for the Cash Reserves Portfolio and places the Portfolio's purchase and sales orders. The Adviser pays MSIA 40% of the fee the Adviser receives from the Cash Reserves Portfolio as compensation for its sub-advisory services. MSIA, located at 1221 Avenue of the Americas, New York, New York 10020, is a wholly-owned subsidiary of Morgan Stanley. MSIA develops, markets and manages a broad spectrum of proprietary mutual funds that are sold by Morgan Stanley financial advisors and offers professional money management services on a customized basis to individuals, institutional investors and retirement plan sponsors.

  Institutional Class Prospectus

  January 31, 2002




Adviser's Rates of Compensation

                                                   FY 2001            FY 2001
                                               Contractual             Actual
                                         Compensation Rate  Compensation Rate
 Equity Portfolio                                    0.500%             0.500%
 -----------------------------------------------------------------------------
 Mid Cap Growth Portfolio                            0.500              0.500
 -----------------------------------------------------------------------------
 Mid Cap Growth II Portfolio*                        0.750                 --
 -----------------------------------------------------------------------------
 Mid Cap Value Portfolio                             0.750              0.750
 -----------------------------------------------------------------------------
 Small Cap Growth Portfolio*                         1.000              1.000
 -----------------------------------------------------------------------------
 Small Cap Value Portfolio                           0.750              0.750
 -----------------------------------------------------------------------------
 Strategic Small Value Portfolio*                    1.000                 --
 -----------------------------------------------------------------------------
 Value Portfolio                                     0.500              0.500
 -----------------------------------------------------------------------------
 Cash Reserves Portfolio*                            0.250              0.195
 -----------------------------------------------------------------------------
 Core Plus Fixed Income Portfolio                    0.375              0.375
 -----------------------------------------------------------------------------
 Investment Grade Fixed Income Portfolio             0.375              0.375
 -----------------------------------------------------------------------------
 Global Fixed Income Portfolio                       0.375              0.375
 -----------------------------------------------------------------------------
 High Yield Portfolio                                0.450              0.450
 -----------------------------------------------------------------------------
 Intermediate Duration Portfolio                     0.375              0.375
 -----------------------------------------------------------------------------
 International Fixed Income Portfolio                0.375              0.375
 -----------------------------------------------------------------------------
 Limited Duration Portfolio                          0.300              0.300
 -----------------------------------------------------------------------------
 Municipal Portfolio*                                0.375              0.363
 -----------------------------------------------------------------------------
 Special Purpose Fixed Income Portfolio              0.375              0.375
 -----------------------------------------------------------------------------
 Targeted Duration Portfolio*+                       0.375                 --
 -----------------------------------------------------------------------------
 U.S. Core Fixed Income Portfolio*                   0.375              0.375
 -----------------------------------------------------------------------------
 Balanced Portfolio                                  0.450              0.375
 -----------------------------------------------------------------------------
 Multi-Asset-Class Portfolio*                        0.650              0.612
 -----------------------------------------------------------------------------

*The Adviser is voluntarily waiving a portion of its fee and/or reimbursing certain expenses for the Mid Cap Growth II Portfolio, the Small Cap Growth Portfolio, the Strategic Small Value Portfolio, the Cash Reserves Portfolio, the Municipal Portfolio, the Targeted Duration Portfolio, the U.S. Core Fixed Income Portfolio and the Multi-Asset-Class Portfolio to keep Total Operating Expenses from exceeding .90%, 1.15%, 1.15%, .32%, .50%, .45%, .50%, and .78%,
 respectively.
+As of the fiscal year ended September 30, 2001, the Targeted Duration
 Portfolio had not commenced operations.

Portfolio Management

Equity Portfolio
The Portfolio's assets are managed by the Core Equity Team. Current members of the team include Brian Kramp, Executive Director, and Eric F. Scharpf, Vice President.

Mid Cap Growth Portfolio and Mid Cap Growth II Portfolio
The Portfolio's assets are managed by the Small/Mid-Cap Growth Team. Current members of the team include David P. Chu, Executive Director, Dennis Lynch, Vice President, David Cohen, Vice President, and David Reidinger, Vice President.

Mid Cap Value Portfolio
The Portfolio's assets are managed by the Mid-Cap Value Team. Current members of the team include Bradley S. Daniels, Executive Director, William B. Gerlach, Managing Director, and Charles Purcell, Vice President.

Small Cap Growth Portfolio
The Portfolio's assets are managed by the Small/Mid-Cap Growth Team. Current members of the team include David P. Chu, Executive Director, Dennis Lynch, Vice President, and John Roscoe, Vice President.

Small Cap Value Portfolio
The Portfolio's assets are managed by the Mid-Cap Value Team. Current members of the team include Bradley S. Daniels, Executive Director, James Jolinger, Executive Director, and Matthew Todorow, Vice President.

Strategic Small Value Portfolio
The Portfolio's assets are managed by the Mid-Cap Value Team. Current members of the team include Bradley S. Daniels, Executive Director, William B. Gerlach, Managing Director, and James Jolinger, Executive Director.

Value Portfolio
The Portfolio's assets are managed by the Large Cap Value and Core Equity Teams. Current members of the teams include Richard M. Behler, Managing Director, Brian Kramp, Executive Director, and Eric F. Scharpf, Vice President.

Core Plus Fixed Income Portfolio, Investment Grade Fixed Income Portfolio and Special Purpose Fixed Income Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include W. David Armstrong, Managing Director, Thomas L. Bennett, Managing Director, and Roberto M. Sella, Managing Director.

Global Fixed Income Portfolio and International Fixed Income Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include J. David Germany, Managing Director, Michael Kushma, Executive Director, Paul F. O'Brien, Executive Director, and Christian
G. Roth, Executive Director.

High Yield Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include Stephen F. Esser, Managing Director, Gordon W. Loery, Executive Director, and Deanna L. Loughnane, Executive Director.

Intermediate Duration Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include Angelo G. Manioudakis, Executive Director, Charles Moon, Executive Director, and Scott F. Richard, Managing Director.

Limited Duration Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include David S. Horowitz, Vice President, William Lawrence, Executive Director, and Scott F. Richard, Managing Director.

Municipal Portfolio
Steven K. Kreider, Managing Director, MSIM joined MSI in 1988. He joined the management team for the Municipal Portfolio in 1992. Neil Stone, Executive Director, MSIM joined MSI in 1996. He served as Director of Fixed Income Research at CS First Boston Corporation from 1985 to 1995, and as Vice President of Mortgage Research at Morgan Stanley from 1995 to 1996. He joined the management team for the Municipal Portfolio in 1998.

  Institutional Class Prospectus

  January 31, 2002




Targeted Duration Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include David S. Horowitz, Vice President, and Scott F. Richard, Managing Director.

U.S. Core Fixed Income Portfolio
The Portfolio's assets are managed by the Taxable Fixed Income Team. Current members of the team include W. David Armstrong, Managing Director, Angelo G. Manioudakis, Executive Director, and Scott F. Richard, Managing Director.

Balanced Portfolio
Thomas L. Bennett, Managing Director, MSIM and MSIA, joined MSI in 1984. He joined the management team for the Balanced Portfolio in 1992. Cyril Moulle-Berteaux, Managing Director, MSIM, joined MSIM in 2001. He joined the management team for the Balanced Portfolio in 2001. Brian Kramp, Executive Director, MSIM, joined MSI in 1997. He joined the management team for the Balanced Portfolio in 2002.

Multi-Asset-Class Portfolio
Thomas L. Bennett, Managing Director, MSIM and MSIA, joined MSI in 1984. He joined the management team for the Multi-Asset-Class Portfolio in 1994. Barton M. Biggs, Managing Director, MSIM, since 1975, Chairman of MSIM since 1980 and a Director of Morgan Stanley Group, Inc. He is also a Managing Director of MSIA and a director and chairman of various registered investment companies to which MSIM and certain of its affiliates provide investment advisory services. He joined the management team for the Multi-Asset-Class Portfolio in 1999. J. David Germany, Managing Director, MSIM, joined MSI in 1991. He joined the management team for the Multi-Asset-Class Portfolio in 1994. Cyril Moulle-Berteaux, Managing Director, MSIM, joined MSIM in 2001. He joined the management team for the Multi-Asset Class Portfolio in 2001. Brian Kramp, Executive Director, MSIM, joined MSI in 1997. He joined the management team for the Multi-Asset-Class Portfolio in 2002.

Distributor
Shares of the Fund are distributed exclusively through Morgan Stanley Distribution, Inc. ("MSDI"), a wholly-owned subsidiary of the Adviser. MSDI has entered into arrangements with certain financial intermediaries who may accept purchase and redemption orders for shares of certain Portfolios on its behalf.

Financial Highlights

The following financial highlights tables are intended to help you understand the financial performance of each Portfolio for the past five years or, if less than five years, the life of the Portfolio or Class. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Portfolio (assuming reinvestment of all dividends and distributions). As of the fiscal year ended September 30, 2001, the Targeted Duration Portfolio had not commenced operations. The information for the year 2001 has been extracted from the Fund's

                                  Net Gains
        Net Asset                 or Losses                     Dividend     Capital Gain
           Value-        Net  on Securities  Total from    Distributions    Distributions
        Beginning Investment  (realized and  Investment  (net investment    (realized net          Other
        of Period     Income    unrealized)  Activities          income)   capital gains)  Distributions
----------------------------------------------------------------------------------------------------------
Equity Portfolio (Commencement of Institutional Class Operations 11/14/84)
2001+++    $17.28      $0.09         ($4.78)     ($4.69)          ($0.09)          ($0.61)        ($2.14)#
2000+++     19.82       0.05           3.53        3.58            (0.05)           (6.07)            --
1999        20.44       0.14           5.24        5.38            (0.17)           (5.83)            --
1998        29.45       0.24          (1.04)      (0.80)           (0.28)           (7.93)            --
1997        25.67       0.36           8.22        8.58            (0.40)           (4.40)            --
----------------------------------------------------------------------------------------------------------
Mid Cap Growth Portfolio (Commencement of Institutional Class Operations 3/30/90)
2001       $35.15     ($0.05)       ($16.44)    ($16.49)              --               --         ($3.86)#
2000        25.77      (0.06)         13.71       13.65               --           ($4.27)            --
1999        18.62      (0.01)         10.65       10.64           ($0.00).          (3.49)            --
1998        21.84      (0.03)          0.24        0.21               --            (3.43)            --
1997        20.53      (0.01)          4.75        4.74               --            (3.43)            --
----------------------------------------------------------------------------------------------------------
Mid Cap Growth II Portfolio (Commencement of Institutional Class Operations 12/28/00)
2001       $10.00     ($0.03)        ($5.12)     ($5.15)              --               --             --
----------------------------------------------------------------------------------------------------------
Mid Cap Value Portfolio (Commencement of Institutional Class Operations 12/30/94)
2001+++    $25.07      $0.05         ($4.91)     ($4.86)          ($0.08)          ($1.33)        ($1.89)#
2000+++     21.88       0.06           5.78        5.84            (0.08)           (2.57)            --
1999+++     18.12       0.12           5.01        5.13            (0.06)           (1.31)            --
1998+++     21.80       0.08          (1.53)      (1.45)           (0.04)           (2.19)            --
1997+++     14.49       0.05           8.37        8.42            (0.10)           (1.01)            --
----------------------------------------------------------------------------------------------------------
Small Cap Growth Portfolio (Commencement of Institutional Class Operations 6/30/98)
2001       $52.96     ($0.35)       ($25.78)    ($26.13)              --               --         ($2.79)#
2000        32.28      (0.34)         25.42       25.08               --           ($4.40)            --
1999+++      8.57      (0.13)         23.84       23.71               --               --             --
1998        10.00      (0.01)         (1.42)      (1.43)              --               --             --
----------------------------------------------------------------------------------------------------------
Small Cap Value Portfolio (Commencement of Institutional Class Operations 7/01/86)
2001+++    $21.18      $0.10+        ($4.35)     ($4.25)          ($0.07)              --         ($1.70)#
2000+++     18.62       0.09           4.01        4.10            (0.14)          ($1.40)            --
1999+++     17.37       0.13           3.65        3.78            (0.07)           (2.46)            --
1998        24.97       0.16          (4.33)      (4.17)           (0.14)           (3.29)            --
1997        19.64       0.15           8.39        8.54            (0.11)           (3.10)            --
----------------------------------------------------------------------------------------------------------
Strategic Small Value Portfolio (Commencement of Institutional Class Operations 6/30/00)
2001       $10.62      $0.09         ($0.15)     ($0.06)          ($0.05)              --             --
2000        10.00       0.03           0.59        0.62               --               --             --
----------------------------------------------------------------------------------------------------------


  Institutional Class Prospectus

  January 31, 2002


financial statements which were audited by Deloitte & Touche LLP whose report, along with the Fund's financial statements, are incorporated by reference into the Fund's Statement of Additional Information and are included in the Fund's September 30, 2001 Annual Report to Shareholders.

                                       Net Assets-    Ratio of      Ratio of
                  Net Asset                 End of    Expenses    Net Income   Portfolio
        Total        Value-    Total        Period  to Average    to Average    Turnover
Distributions End of Period Return**   (thousands) Net Assets+    Net Assets        Rate
-----------------------------------------------------------------------------------------

      ($2.84)        $ 9.75   (30.58%)  $  403,062        0.62%         0.71%        160%
       (6.12)         17.28    19.83       615,078        0.61          0.27         211
       (6.00)         19.82    30.15       635,593        0.62          0.64         103
       (8.21)         20.44    (2.66)      872,662        0.61          0.94          77
       (4.80)         29.45    38.46     1,312,547        0.60          1.30          85
-----------------------------------------------------------------------------------------

      ($3.86)        $14.80   (50.80%)  $1,063,186        0.61%        (0.25%)       145%
       (4.27)         35.15    56.60     2,109,750        0.62         (0.21)        169
       (3.49)         25.77    64.27       785,659        0.62         (0.07)        208
       (3.43)         18.62     2.00       429,955        0.62         (0.13)        172
       (3.43)         21.84    28.05       446,963        0.63         (0.07)        134
-----------------------------------------------------------------------------------------

           --        $ 4.85   (51.50%)  $    2,500        2.10%*       (0.61)*       247%
-----------------------------------------------------------------------------------------

      ($3.30)        $16.91   (21.23%)  $1,096,021        0.86%         0.22%        176%
       (2.65)         25.07    29.48     1,374,275        0.87          0.28         226
       (1.37)         21.88    29.44       721,015        0.87          0.57         244
       (2.23)         18.12    (6.92)      420,555        0.90          0.40         213
       (1.11)         21.80    61.40       220,260        0.90++        0.28         184
-----------------------------------------------------------------------------------------

      ($2.79)        $24.04   (50.83%)  $  193,469        1.14%        (0.98%)       176%
       (4.40)         52.96    80.31       437,898        1.14         (0.77         206
           --         32.28   276.66        93,229        1.18++       (0.50)        300
           --          8.57   (14.30)        3,004        1.16*++      (0.46)*        67
-----------------------------------------------------------------------------------------

      ($1.77)        $15.16   (21.25%)  $1,017,346        0.86%         0.52%        157%
       (1.54)         21.18    23.11     1,269,171        0.86          0.43         193
       (2.53)         18.62    23.83       897,629        0.86          0.70         251
       (3.43)         17.37   (18.34)      716,729        0.86          0.71         163
       (3.21)         24.97    49.81       897,396        0.86          0.70         107
-----------------------------------------------------------------------------------------

      ($0.05)        $10.51    (0.60%)  $    2,434        1.15%++       0.73%         80%
           --         10.62     6.20         2,506        1.31*++       1.15*         33
-----------------------------------------------------------------------------------------


                                         Net Gains
                Net Asset                or Losses                     Dividend    Capital Gain
                   Value-        Net on Securities  Total from    Distributions   Distributions
                Beginning Investment (realized and  Investment  (net investment   (realized net          Other
                of Period     Income   unrealized)  Activities          income)  capital gains)  Distributions
------------------------------------------------------------------------------------------------------------------
Value Portfolio (Commencement of Institutional Class Operations 11/05/84)
2001+++            $12.86     $ 0.19       $  0.93     $  1.12           ($0.18)             --             --
2000+++             13.59       0.16          0.95        1.11            (0.18)          (1.27)         (0.39)#
1999+++             15.16       0.21          1.11        1.32            (0.28)          (2.61)            --
1998                20.37       0.34         (3.38)      (3.04)           (0.36)          (1.81)            --
1997+++             15.61       0.34          5.75        6.09            (0.30)          (1.03)            --
------------------------------------------------------------------------------------------------------------------
Cash Reserves Portfolio (Commencement of Institutional Class Operations 8/29/90)
2001               $1.000     $0.049            --     $ 0.049          ($0.049)             --             --
2000                1.000      0.058            --       0.058           (0.058)             --             --
1999                1.000      0.048            --       0.048           (0.048)             --             --
1998                1.000       .053            --        .053            (.053)             --             --
1997                1.000       .052            --        .052            (.052)             --             --
------------------------------------------------------------------------------------------------------------------
Core Plus Fixed Income Portfolio (Commencement of Institutional Class Operations 11/14/84)
2001               $11.25     $ 0.75       $  0.62     $  1.37           ($0.78)             --             --
2000+++             11.26       0.77         (0.02)       0.75            (0.76)             --             --
1999+++             12.22       0.77         (0.72)       0.05            (0.71)             --          (0.30)#
1998+++             12.22       0.78          0.14        0.92            (0.75)          (0.17)            --
1997+++             11.83       0.80          0.50        1.30            (0.78)          (0.13)            --
------------------------------------------------------------------------------------------------------------------
Investment Grade Fixed Income Portfolio (Commencement of Institutional Class Operations 8/31/90)
2001               $10.67     $ 0.68       $  0.70     $  1.38           ($0.73)             --             --
2000                10.74       0.78         (0.12)       0.66            (0.73)             --             --
1999                11.69       0.69         (0.75)      (0.06)           (0.63)             --          (0.26)#
1998                11.46       0.61          0.40        1.01            (0.66)          (0.12)            --
1997                11.23       0.74          0.39        1.13            (0.79)          (0.11)            --
------------------------------------------------------------------------------------------------------------------
Global Fixed Income Portfolio (Commencement of Institutional Class Operations 4/30/93)
2001               $ 9.23     $ 0.49        ($0.01)    $  0.48               --              --          (0.37)##
2000                10.42       0.53         (1.06)      (0.53)           (0.11)             --          (0.28)#
1999                11.03       0.51         (0.49)       0.02            (0.44)          (0.19)            --
1998                10.64       0.55          0.38        0.93            (0.39)          (0.15)            --
1997+++             11.01       0.60         (0.22)       0.38            (0.59)          (0.16)            --
------------------------------------------------------------------------------------------------------------------
High Yield Portfolio (Commencement of Institutional Class Operations 2/28/89)
2001+++            $ 7.86     $ 0.78        ($1.95)     ($1.17)          ($0.94)             --             --
2000+++              8.77       0.89         (0.88)       0.01            (0.92)             --             --
1999+++              8.99       0.86         (0.10)       0.76            (0.79)          (0.04)         (0.15)#
1998+++             10.15       0.85         (0.93)      (0.08)           (0.82)          (0.26)            --
1997+++              9.32       0.86          0.87        1.73            (0.87)          (0.03)            --
------------------------------------------------------------------------------------------------------------------
Intermediate Duration Portfolio (Commencement of Institutional Class Operations 10/3/94)
2001               $ 9.67     $ 0.57       $  0.69     $  1.26           ($0.56)             --             --
2000+++              9.77       0.67         (0.19)       0.48            (0.58)             --             --
1999                10.68       0.72         (0.65)       0.07            (0.76)             --          (0.22)#
1998                10.48       0.58          0.28        0.86            (0.56)          (0.10)            --
1997+++             10.28       0.61          0.27        0.88            (0.53)          (0.15)            --
------------------------------------------------------------------------------------------------------------------
International Fixed Income Portfolio (Commencement of Institutional Class Operations 4/29/94)
2001+++            $ 8.88     $ 0.28       $  0.04     $  0.32               --              --          (0.24)##
2000                10.12       0.35         (1.15)      (0.80)              --           (0.04)         (0.40)###
1999                10.75       0.34         (0.41)      (0.07)           (0.28)          (0.22)         (0.06)##
1998                10.19       0.45          0.56        1.01            (0.36)          (0.09)            --
1997                10.77       0.50         (0.44)       0.06            (0.38)          (0.26)            --
------------------------------------------------------------------------------------------------------------------

  Institutional Class Prospectus

  January 31, 2002


                                       Net Assets-    Ratio of      Ratio of
                  Net Asset                 End of    Expenses    Net Income  Portfolio
        Total        Value-    Total        Period  to Average    to Average   Turnover
Distributions End of Period Return**   (thousands) Net Assets+    Net Assets       Rate
----------------------------------------------------------------------------------------

      ($0.18)        $13.80     8.68%   $  656,007        0.62%         1.26%        38%
       (1.84)         12.86     9.67       690,859        0.61          1.32         50
       (2.89)         13.59     8.30     1,079,356        0.63          1.38         53
       (2.17)         15.16   (16.41)    2,288,236        0.60          1.76         56
       (1.33)         20.37    41.25     3,542,772        0.62          1.93         46
----------------------------------------------------------------------------------------

     ($0.049)        $1.000     5.03%   $  132,901        0.39%++       4.86%       N/A
      (0.058)         1.000     5.91       115,513        0.37++        5.72        N/A
      (0.048)         1.000     4.93       156,510        0.33++        4.77        N/A
       (.053)         1.000     5.47       168,228        0.32++        5.33        N/A
       (.052)         1.000     5.32        98,464        0.33++        5.20        N/A
----------------------------------------------------------------------------------------

      ($0.78)        $11.84    12.74%   $4,142,009        0.48%         6.46%       111%
       (0.76)         11.25     7.02     4,087,553        0.48          7.03         62
       (1.01)         11.26     0.33     4,338,939        0.48          6.62        103
       (0.92)         12.22     7.90     4,625,015        0.48          6.49        121
       (0.91)         12.22    11.47     3,219,987        0.49          6.73        179
----------------------------------------------------------------------------------------

      ($0.73)        $11.32    13.45%   $  278,657        0.50%         6.19%        89%
       (0.73)         10.67     6.48       279,141        0.49          6.99         43
       (0.89)         10.74    (0.57)      384,893        0.48          6.20        106
       (0.78)         11.69     9.23       443,923        0.50          6.19         92
       (0.90)         11.46    10.58       226,662        0.50          6.54        182
----------------------------------------------------------------------------------------

      ($0.37)        $ 9.34     5.26%   $   36,143        0.61%         5.16%        49%
       (0.66)          9.23    (5.39)       34,827        0.62          4.87         54
       (0.63)         10.42    (0.05)       64,059        0.54          4.83         56
       (0.54)         11.03     9.18        71,834        0.56          5.11         88
       (0.75)         10.64     3.53        77,493        0.57          5.65        137
----------------------------------------------------------------------------------------

      ($0.94)        $ 5.75   (16.27%)  $  583,110        0.57%        11.44%        67%
       (0.92)          7.86    (0.22)      848,507        0.56         10.50         55
       (0.98)          8.77     8.81       937,482        0.49          9.61         45
       (1.08)          8.99    (1.17)      703,110        0.50          8.74         75
       (0.90)         10.15    19.90       523,899        0.51          9.05         96
----------------------------------------------------------------------------------------

      ($0.56)        $10.37    13.42%   $   50,814        0.54%         5.62%        59%
       (0.58)          9.67     5.84        37,686        0.54          6.95         76
       (0.98)          9.77     0.64        50,513        0.49          6.20         97
       (0.66)         10.68     8.57       116,891        0.52          5.84        131
       (0.68)         10.48     8.93        72,119        0.55++        5.93        204
----------------------------------------------------------------------------------------

      ($0.24)        $ 8.96     3.63%   $   77,363        0.55%         3.31%        71%
       (0.44)          8.88    (8.23)      112,456        0.56          3.76         91
       (0.56)         10.12    (0.93)      125,981        0.52          3.68         64
       (0.45)         10.75    10.38       150,313        0.52          4.59         75
       (0.64)         10.19     0.44       152,752        0.53          5.27        107
----------------------------------------------------------------------------------------

                                        Net Gains
               Net Asset                or Losses                     Dividend    Capital Gain
                  Value-        Net on Securities  Total from    Distributions   Distributions
               Beginning Investment (realized and  Investment  (net investment   (realized net          Other
               of Period     Income   unrealized)  Activities          income)  capital gains)  Distributions
-----------------------------------------------------------------------------------------------------------------
Limited Duration Portfolio (Commencement of Institutional Class Operations 3/31/92)
2001              $10.17      $0.59         $0.42       $1.01           ($0.59)             --             --
2000               10.18       0.60         (0.03)       0.57            (0.58)             --             --
1999               10.54       0.68         (0.31)       0.37            (0.73)             --             --
1998               10.49       0.59          0.03        0.62            (0.57)             --             --
1997               10.38       0.62          0.08        0.70            (0.59)             --             --
-----------------------------------------------------------------------------------------------------------------
Municipal Portfolio (Commencement of Institutional Class Operations 10/1/92)
2001              $11.43      $0.48         $0.72       $1.20           ($0.49)             --             --
2000               11.39       0.62          0.10        0.72            (0.62)          (0.06)            --
1999               11.96       0.55         (0.53)       0.02            (0.59)             --             --
1998               11.64       0.54          0.28        0.82            (0.50)             --             --
1997               11.23       0.53          0.40        0.93            (0.52)             --             --
-----------------------------------------------------------------------------------------------------------------
Special Purpose Fixed Income Portfolio (Commencement of Institutional Class Operations 3/31/92)
2001              $11.31      $0.82         $0.60       $1.42           ($0.84)             --             --
2000               11.32       0.81         (0.06)       0.75            (0.76)             --             --
1999               12.33       0.78         (0.69)       0.09            (0.73)         ($0.04)         (0.33)#
1998               12.58       0.84          0.03        0.87            (0.85)          (0.27)            --
1997+++            12.26       0.85          0.52        1.37            (0.87)          (0.18)            --
-----------------------------------------------------------------------------------------------------------------
U.S. Core Fixed Income Portfolio (Commencement of Institutional Class Operations 9/29/87)
2001+++           $10.46      $0.65         $0.73       $1.38           ($0.69)             --             --
2000+++            10.55       0.71         (0.12)       0.59            (0.68)             --             --
1999               11.40       0.71         (0.83)      (0.12)           (0.52)             --          (0.21)#
1998               11.27       0.73          0.32        1.05            (0.79)          (0.13)            --
1997               10.89       0.74          0.33        1.07            (0.67)          (0.02)            --
-----------------------------------------------------------------------------------------------------------------
Balanced Portfolio (Commencement of Institutional Class Operations 12/31/92)
2001+++           $13.37      $0.35        ($2.07)     ($1.72)          ($0.38)             --         ($0.67)#
2000+++            13.83       0.44          1.45        1.89            (0.46)         ($1.89)            --
1999+++            13.46       0.45          1.71        2.16            (0.43)          (1.36)            --
1998+++            15.30       0.48         (0.11)       0.37            (0.49)          (1.72)            --
1997               13.81       0.51          2.91        3.42            (0.54)          (1.39)            --
-----------------------------------------------------------------------------------------------------------------
Multi-Asset-Class Portfolio (Commencement of Institutional Class Operations 7/29/94)
2001              $11.62      $0.33        ($2.24)     ($1.91)          ($0.07)             --         ($0.77)###
2000               12.43       0.36          0.60        0.96            (0.31)         ($1.36)         (0.10)#
1999               11.74       0.37          1.62        1.99            (0.34)          (0.96)            --
1998+++            13.64       0.38         (0.45)      (0.07)           (0.34)          (1.49)            --
1997+++            12.28       0.38          2.57        2.95            (0.51)          (1.08)            --
-----------------------------------------------------------------------------------------------------------------

  Institutional Class Prospectus

  January 31, 2002


                                       Net Assets-    Ratio of      Ratio of
                  Net Asset                 End of    Expenses    Net Income  Portfolio
        Total        Value-    Total        Period  to Average    to Average   Turnover
Distributions End of Period Return**   (thousands) Net Assets+    Net Assets       Rate
----------------------------------------------------------------------------------------
       (0.59)        $10.59    10.23%     $224,358        0.43%         5.67%        59%
       (0.58)         10.17     6.37       177,776        0.42          6.61         57
       (0.73)         10.18     3.61       161,538        0.41          6.16        102
       (0.57)         10.54     6.13       252,711        0.42          5.89        107
       (0.59)         10.49     6.98       155,570        0.43++        6.15        130
----------------------------------------------------------------------------------------
      ($0.49)        $12.14    10.69%     $164,504        0.51%++       4.03%        70%
       (0.68)         11.43     6.66       115,217        0.51++        5.51         82
       (0.59)         11.39     0.11       121,917        0.51++        4.72         88
       (0.50)         11.96     7.20        82,282        0.52++        4.58        140
       (0.52)         11.64     8.47        75,120        0.51++        4.70         54
----------------------------------------------------------------------------------------
      ($0.84)        $11.89    13.04%     $294,858        0.50%         6.55%       103%
       (0.76)         11.31     6.99       429,327        0.49          7.13         53
       (1.10)         11.32     0.71       459,674        0.49          6.46        124
       (1.12)         12.33     7.31       552,269        0.49          6.89        105
       (1.05)         12.58    11.78       492,784        0.49          6.88        198
----------------------------------------------------------------------------------------

      ($0.69)        $11.15    13.68%     $195,467        0.51%         6.04%        86%
       (0.68)         10.46     5.88       181,884        0.51++        6.86         51
       (0.73)         10.55    (1.12)      189,860        0.51          6.09        115
       (0.92)         11.40     9.83        76,042        0.51++        6.32        145
       (0.69)         11.27    10.20        96,954        0.51++        6.48        217
----------------------------------------------------------------------------------------
      ($1.05)        $10.60   (13.51)%    $397,666        0.58%         2.98%       157%
       (2.35)         13.37    14.75       505,078        0.58          3.29        162
       (1.79)         13.83    16.99       341,886        0.58          3.21        111
       (2.21)         13.46     2.85       382,339        0.59          3.36        100
       (1.93)         15.30    27.44       343,284        0.58          3.56        145
----------------------------------------------------------------------------------------
      ($0.84)        $ 8.87   (17.23)%    $122,912        0.79%++       3.02%       149%
       (1.77)         11.62     7.74       143,434        0.78++        2.93        152
       (1.30)         12.43    17.71       152,862        0.78++        2.86        101
       (1.83)         11.74    (0.46)      165,039        0.78++        2.98        107
       (1.59)         13.64    26.50       173,155        0.74++        3.07        141
----------------------------------------------------------------------------------------

Notes to the Financial Highlights

*Annualized
**Total return figures for partial years are not annualized.
#Represents distributions in excess of net realized gains.
##Represents distributions in excess of net investment income.
###For International Fixed Income Portfolio and Multi-Asset-Class Portfolio represents distributions in excess of net investment income of 0.27 and 0.02, respectively, and distributions in excess of net realized gains of
   0.13 and 0.75, respectively.
+For the respective periods ended September 30, the Ratio of Expenses to Average Net Assets for the following portfolios excludes the effect of expense offsets. If expense offsets were included, the Ratio of Expenses to Average Net Assets would be as follows for the respective periods.

          ------------------------------------------------------------
                    Ratio of Expenses to Average Net Assets
          ------------------------------------------------------------
          Portfolio                     1997  1998  1999  2000  2001
          Equity                        0.59% 0.59% 0.60% 0.61% 0.62%
          -----------------------------------------------------------
          Mid Cap Growth                0.61  0.60  0.60  0.61  0.60
          -----------------------------------------------------------
          Mid Cap Growth II               --    --    --    --  0.90*
          -----------------------------------------------------------
          Mid Cap Value                 0.88  0.88  0.86  0.85  0.85
          -----------------------------------------------------------
          Small Cap Growth                --  1.15* 1.15  1.12  1.12
          -----------------------------------------------------------
          Small Cap Value               0.86  0.86  0.86  0.85  0.86
          -----------------------------------------------------------
          Strategic Small Value           --    --    --  1.15* 1.15
          -----------------------------------------------------------
          Value                         0.61  0.59  0.62  0.60  0.61
          -----------------------------------------------------------
          Cash Reserves                 0.32  0.32  0.32  0.32  0.32
          -----------------------------------------------------------
          Core Plus Fixed Income        0.48  0.47  0.47  0.47  0.47
          -----------------------------------------------------------
          Investment Grade Fixed Income 0.49  0.49  0.47  0.48  0.50
          -----------------------------------------------------------
          Global Fixed Income           0.57  0.56  0.53  0.60  0.60
          -----------------------------------------------------------
          High Yield                    0.50  0.48  0.48  0.55  0.56
          -----------------------------------------------------------
          Intermediate Duration         0.52  0.51  0.48  0.53  0.54
          -----------------------------------------------------------
          International Fixed Income    0.53  0.52  0.52  0.55  0.55
          -----------------------------------------------------------
          Limited Duration              0.42  0.41  0.41  0.41  0.43
          -----------------------------------------------------------
          Municipal                     0.50  0.50  0.50  0.50  0.50
          -----------------------------------------------------------
          Special Purpose Fixed Income  0.48  0.48  0.48  0.48  0.49
          -----------------------------------------------------------
          U.S. Core Fixed Income        0.50  0.50  0.49  0.50  0.50
          -----------------------------------------------------------
          Balanced                      0.56  0.57  0.57  0.57  0.57
          -----------------------------------------------------------
          Multi-Asset-Class             0.74  0.78  0.78  0.78  0.78
          -----------------------------------------------------------

++For the periods indicated, the Adviser voluntarily agreed to waive its advisory fees and/or reimburse certain expenses to the extent necessary in order to keep Total Operating Expenses actually deducted from portfolio assets for the respective portfolios from exceeding voluntary expense limitations. For the respective periods ended September 30, the voluntarily waived and/or reimbursed expenses totaled the below listed amounts.

   ---------------------------------------------------------------------------------
                                 Voluntarily waived and/or reimbursed expenses for:
   ---------------------------------------------------------------------------------
   Portfolio                         1997            1998     1999    2000     2001
   Mid Cap Growth II                 --              --      --        --    1.20%
   --------------------------------------------------------------------------------
   Mid Cap Value                   0.02%             --      --        --      --
   --------------------------------------------------------------------------------
   Small Cap Growth                  --            3.67%*  0.15%       --      --
   --------------------------------------------------------------------------------
   Strategic Small Value             --              --      --      4.23%*  1.85
   --------------------------------------------------------------------------------
   Cash Reserves                   0.07            0.05    0.04      0.05    0.06
   --------------------------------------------------------------------------------
   Intermediate Duration           0.05              --      --        --      --
   --------------------------------------------------------------------------------
   Limited Duration                0.00..            --      --        --      --
   --------------------------------------------------------------------------------
   Municipal                       0.05            0.04    0.09      0.01    0.01
   --------------------------------------------------------------------------------
   Multi-Asset-Class               0.08            0.04    0.02      0.03    0.04
   --------------------------------------------------------------------------------
   U.S. Core Fixed Income          0.01            0.01      --      0.01      --
   --------------------------------------------------------------------------------

 +++ Per share amounts for the year are based on average shares outstanding. ..Amount is less than $0.01.
...Amount is less than 0.01%.

Where to find Additional Information

In addition to this prospectus, the Fund has a Statement of Additional Information ("SAI"), dated January 31, 2002, which contains additional, more detailed information about the Fund and the Portfolios. The SAI is incorporated by reference into this Prospectus and, therefore, legally forms a part of this Prospectus.

The Fund publishes annual and semi-annual reports ("Shareholder Reports") that contain additional information about each Portfolio's investments. In the Fund's annual report, you will find a discussion of the market conditions and the investment strategies that significantly affected each Portfolio's performance during the last fiscal year.

You may obtain the SAI and Shareholder Reports, without charge, by contacting the Fund at the toll-free number below. If you purchased shares through a financial intermediary, you may also obtain these documents, without charge, by contacting your financial intermediary.

Information about the Fund, including the SAI and Shareholder Reports, may be obtained from the Securities and Exchange Commission in any of the following ways. (1) In person: you may review and copy documents in the Commission's Public Reference Room in Washington D.C. (for information call 1-202-942-8090);
(2) On-line: you may retrieve information from the Commission's web site at http://www.sec.gov; (3) By mail: you may request documents, upon payment of a duplicating fee, by writing to Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102; or (4) By e-mail: you may request documents, upon payment of a duplicating fee, by e-mailing the Securities and Exchange Commission at the following address: publicinfo@sec.gov. To aid you in obtaining this information, the Fund's Investment Company Act registration number is 811-03980.

Morgan Stanley Institutional Fund Trust
One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, PA 19428-2881.

For Shareholder Inquiries,
call 1-800-548-7786.

Prices and Investment Results are available at www.morganstanley.com/im.